As filed with the Securities and Exchange Commission on August , 2009
Registration No. 333-161305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

2834	870299034
(Primary Standard Industrial	(I.R.S. Employer Identification Number)
Classification Code Number)

6425 Abrams, Ville St- Laurent, Quebec, H4S 1X9
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Horst Zerbe
Chief Executive Officer
IntelGenx Technologies Corp, 6425 Abrams, Quebec, H4S 1X9
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard Raymer
Hodgson Russ LLP
150 King Street West, Suite 2309, Toronto, Ontario M5H 1J9
Canada
Tel: (416) 595-5100

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

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		Proposed
		maximum	Proposed
		offering	maximum
	Amount to be	price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	share (4)	price	registration fee (5)
Common stock, par value $.00001 per share (1)	12,083,120 shares	$0.70	$8,458,184	$471.97
Common stock underlying warrants, par value $.00001 per share (2)	10,826,000 shares	$0.70	$7,578,200	$422.86
Common stock purchase warrants (3)	10,826,000 warrants	--	--	--
	22,909,120 shares	$0.70	$16,036,384	$894.83
Total	10,826,000 warrants	$--	$--	$--

(1) Represents shares of common stock, par value $.00001.

(2) Represents shares of common stock underlying warrants to purchase shares of common stock, par value $.00001.

(3) Represents common stock purchase warrants exercisable at $0.80 per share, subject to adjustment, expiring July 13, 2012, and 350,000 common stock purchase warrants exercisable at $0.80 per share, subject to adjustment, expiring July 22, 2012.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of a share of common stock of IntelGenx Technologies Corp. as reported on the OTC Bulletin Board on August 7, 2009.

(5) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated August ___, 2009

Prospectus

IntelGenx Technologies Corp.

22,909,120 Shares of Common Stock and 10,826,000 Warrants Offered by Selling Security Holders

This prospectus relates to the sale by the selling security holders listed herein of up to 22,909,120 shares of common stock, par value $.00001 per share, and 10,826,000 common stock purchase warrants of IntelGenx Technologies Corp. ("IntelGenx" or the "Company"). The securities being registered were purchased by the selling security holders in. private placements completed on July 13, 2009 (the "Canadian Private Placement") and on July 22, 2009 (the "U.S. Private Placement"). For a complete description of the private placements please see the section entitled "Description of the July 2009 Private Placements", below).

The securities being registered include shares of outstanding common stock (the "Common Shares"), common stock purchase warrants exercisable at $0.80 per share, subject to adjustment (the "Warrants"), and shares of common stock underlying the Warrants (the "Warrant Shares"). The securities being registered also include Common Shares and options issued to the placement agents in connection with the Canadian Private Placement (the "Placement Agent Options"). The Placement Agent Options permit the placement agents to purchase shares of common stock (the "Placement Agent Option Shares") at a price of $0.80 per share, subject to adjustment.

Accordingly, the shares being registered include (i) 419,040 Common Shares issued to the placement agents under the Canadian Private Placement, (ii) 350,000 Common Shares issued under the U.S. Private Placement, (iii) 10,476,000 Common Shares to be issued upon exercise of Special Warrants issued under the Canadian Private Placement, (iv) 10,826,000 Warrants, (v) 10,826,000 Warrant Shares and (vi) 838,080 Placement Agent Option, Shares, issuable upon exercise of the Placement Agent Options.

The common stock will be offered by the selling security holders at fixed prices, at the then-prevailing market prices at the time of sale, at varying prices, or in negotiated transactions (See "Plan of Distribution"). Our common stock is traded on the OTC Bulletin Board (the "OTCBB") under the symbol "IGXT" and on the TSX Venture Exchange (the "TSX") under the symbol "IGX". The closing price of our common stock on the OTCBB on August 26, 2009 was $0.54, and the closing price of our common stock on the TSX on August 25, 2009 was CDN$0.60.

Our executive office is located at 6425 Abrams, Ville Saint-Laurent, Quebec, H45 1X9, Canada, and our telephone number is (514) 331-7440.

We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital. We have agreed to pay all of the costs of this offering, excluding commissions and discounts regarding the sale of the common stock by the selling security holders.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration.

Certain selling security holders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. See “Selling Security Holders” and “Plan of Distribution”.

Investing in our securities involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2009

3

TABLE OF CONTENTS

Forward Looking Statements	2
Prospectus Summary	2
The Offering	3
Risk Factors	4
Description of Business	10
Description of Property	16
Management's Discussion and Analysis of Financial Condition and Results of Operations	16
Use of Proceeds	22
Market Price of and Dividends on Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	23
Selling Security Holders	25
Directors and Executive Officers	32
Corporate Governance	33
Security Ownership of Certain Beneficial Owners and Management	35
Executive Compensation	37
Certain Relationships and Related Transactions, and Director Independence	39
Plan of Distribution	40
Description of Securities	41
Legal Proceedings	41
Legal Matters	41
Experts	41
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	41
Where You Can Find Additional Information	41
Financial Statements	F1

You should rely only on the information contained in this prospectus or any prospectus supplement. We have not and the selling security holders have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not and the selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this prospectus or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause IntelGenx's actual results to differ materially from the expectations IntelGenx describes in our forward-looking statements. Before you invest in the common stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. In this prospectus, the words "Company," "IntelGenx" "we," "us," and "our," refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

Our Business

We are a drug delivery company headquartered in Montreal, Quebec, Canada which focuses on the development of novel oral immediate release and controlled-release products for the generic pharmaceutical market.

Our product development efforts are based upon three delivery platform technologies: (1) the “VersaTab” Multilayer Tablet technology, (2) the “VersaFilm” Oral Film technology, and (3) the “AdVersa” Mucoadhesive Tablet technology. Our Multilayer platform technology allows for the development of oral controlled release products. It is versatile and is aimed at significantly reducing manufacturing costs as compared to competing delivery technologies. The Oral Film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

Our executive offices are located at 6425 Abrams, Ville Saint-Laurent, Quebec, H4S 1X9, Canada and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus.

THE OFFERING

The Offering
Shares of common stock offered by the selling security holders

Up to 22,909,120 shares of common stock and 10,826,000 Warrants, including (i) 419,040 Common Shares issued to the placement agents under the Canadian Private Placement, (ii) 350,000 Common Shares issued under the U.S. Private Placement, (iii) 10,476,000 Common Shares to be issued upon exercise of special warrants issued under the Canadian Private Placement, (iv) 10,826,000 Warrant Shares,  and  (v) 838,080 shares of Placement Agent Option Shares, issuable upon exercise of the Placement Agent Options... Assuming the full exercise of all the Warrants and the Placement Agent Options, the shares being registered would represent approximately 51% of our outstanding common stock.  (1)

Common stock to be outstanding after the offering	Up to 44,840,194 shares of Common Stock, assuming the exercise of all of the Warrants and the Placement Agent Options.
Use of proceeds

IntelGenx will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, IntelGenx will receive proceeds from any cash exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital.

OTCBB Ticker Symbol	IGXT
TSX Venture Exchange Symbol	IGX

(1) The above information regarding common stock to be outstanding after the offering is based on 22,350,114 shares of common stock outstanding as of August 28, 2009.

Description of July 2009 Private Placements

Canadian Private Placement

On July 13, 2009, we completed an offering to investors of 10,476,000 special warrants (the "Special Warrants") at a price of CDN$0.40 per Special Warrant for gross proceeds of approximately CDN$4,200,000 (the "Gross Proceeds") and net proceeds of approximately CDN$3,780,050 ("the "Canadian Private Placement"). Each Special Warrant may be exercised at any time at the holder’s option and will automatically exercise, in each case for no additional consideration, on the earliest to occur of (a) the fifth business day after the later of (i) the date a receipt is issued by the relevant securities regulatory authorities in Canada for the final prospectus qualifying the Common Shares and the Warrants to be issued upon the exercise of the Special Warrants, and (ii) the date this Registration Statement is declared effective by the U.S. Securities and Exchange Commission and (b) November 14, 2009. Each Special Warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one Common Share and one Warrant, which together were referred to in the subscription agreements as a "Unit". Each Warrant will entitle the holder to purchase one Common Share (the "Warrant Shares") at a price of U.S.$0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the Warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

Paradigm Capital Inc. ("Paradigm"), Bolder Investment Partners Ltd. ("Bolder") and Union Securities Ltd. ("Union") (collectively, the "Placement Agents") acted as placement agents for the Canadian Private Placement on a best efforts basis. The Placement Agents’ compensation consists of a cash commission equal to 8% of the Gross Proceeds, 419,040 Common Shares (the "Placement Agent Shares") and an option to acquire 838,080 Common Shares at U.S.$0.80 per unit, subject to adjustment, until July 13, 2012 (the "Placement Agent Options"). (The shares of common stock issuable upon exercise of the Placement Agent Options shall be referred to as the "Placement Agent Option Shares".) The exercise price of the Placement Agent Options is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Canadian Private Placement, the Company entered into a registration rights agreement (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Shares, the Placement Agent Options and the Placement Agent Option Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

If, the fifth business day following the later of: (a) a receipt being issued by the relevant securities regulatory authorities in Canada for the final prospectus qualifying the Common Shares and the Warrants to be issued upon the exercise of the Special Warrants, or (b) this Registration Statement being declared effective by the U.S. Securities and Exchange Commission, has not occurred on or before November 10, 2009 (120 days following the closing date), than each unexercised Special Warrant will be deemed exercised for 1.1 Common Shares and 1.1 Warrants.

In connection with the Canadian Private Placement, each of the Company’s officers and directors have entered into lock-up agreements in favor of the Placement Agents pursuant to which they have agreed not to sell or transfer their shares for a period of 90 days following the fifth business day after the later of (a) the date the Company receives a receipt for a prospectus qualifying the Common Shares and the Warrants issuable upon exercise of the Special Warrants, and (b) the date this Registration Statement is declared effective by the U.S. Securities and Exchange Commission, unless they first obtain the prior written consent of Paradigm or there occurs a take-over bid or similar transaction involving a change of control of the Company.

The issuances under the Canadian Private Placement were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian Private Placement are U.S. persons, no sales efforts were conducted in the U.S., and the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Shares, the Placement Agent Options and the Placement Agent Option Shares issued in connection with the Canadian Private Placement contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with Regulation S and pursuant to applicable Canadian securities laws.

U.S. Private Placement

On July 22, 2009, concurrently with the Canadian Private Placement, the Company completed an offering of 350,000 units to investors in the United States (the “U.S. Private Placement” and together with the Canadian Private Placement, the “July 2009 Private Placements”). No placement agent was used for the U.S. Private Placement and no commissions were paid in connection therewith. As in the Canadian Private Placement, each unit consists of one Common Share and one Warrant. Each Warrant entitles the holder thereof to purchase one Common Share at an initial exercise price of US$0.80 per common share and expires on July 22, 2012. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

The issuances under the U.S. Private Placement were exempt from registration under Section 4(2) of the Securities Act. The Common Shares, the Warrants and the Warrant Shares issued in connection with the U.S. Private Placement are subject to statutory resale restrictions under the Securities Act and contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Securities Act.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Risks Related to Our Business

We continue to sustain losses and our revenues are not sufficient to sustain our operations. Even though we ceased being a “development stage” company in April 2006, we are still subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled release and other delivery products. We do not know whether we will be successful in the development of such products. We have an accumulated deficit of approximately $4,725,045 since our inception in 2003 through December 31, 2008. To date, these losses have been financed principally through sales of equity securities, long-term debt and debt from related parties. Our revenues for the years ended December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 were $976,610, $862,731, $265,901, $19,990 and $257,374 respectively. Our revenues consisted primarily of development fee revenues from five clients and have not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level.

We may incur losses associated with foreign currency fluctuations.

The majority of our expenses are paid in Canadian dollars, while our revenues are primarily in U.S. dollars. Our financial results are subject to the impact of currency exchange rate fluctuations. Adverse movements in exchange rates could have a material adverse effect on our financial condition and results of operations. We may need additional capital to fulfill our business strategies. We may also incur unforeseen costs. Failure to obtain such capital would adversely affect our business.

We will need to expend significant capital in order to continue with our research and development by hiring additional research staff and acquiring additional equipment. If our cash flows from operations are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we will be required to raise additional funds in the future through private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock and our shareholders may suffer significant dilution.

The loss of the services of key personnel would adversely affect our business.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers and senior management staff. The loss of the services of existing personnel, particularly Horst Zerbe, our Chairman of the Board and Chief Executive Officer, would be detrimental to our research and development programs and to our overall business.

We are dependent on business partners to conduct clinical trials of, obtain regulatory approvals for, and manufacture, market, and sell our controlled release products.

We depend heavily on our pharmaceutical partners to pay for part or all of the research and development expenses associated with developing a new product and to obtain approval from regulatory bodies such as the U.S. Food and Drug Administration (the “FDA”) to commercialize these products. We also depend on our partners to distribute these products after receiving regulatory approval. Our revenues from research and development fees, milestone payments and royalty fees are provided by our partners. Our inability to find pharmaceutical partners who are willing to pay us these fees in order to develop new products would negatively impact our business and our cash flows.

We have limited experience in manufacturing, marketing and selling pharmaceutical products. Accordingly, if we cannot maintain our existing partnerships or establish new partnerships with respect to our other products in development, we will have to establish our own capabilities or discontinue the commercialization of the affected product. Developing our own capabilities would be expensive and time consuming and could delay the commercialization of the affected product. There can be no assurance that we would be able to develop these capabilities.

Our existing agreements with pharmaceutical industry partners are generally subject to termination by the counterparty on short notice upon the occurrence of certain circumstances, including but not limited to the following: a determination that the product in development is not likely to be successfully developed or not likely to receive regulatory approval; our failure to satisfy our obligations under the agreement, or the occurrence of a bankruptcy event. If any of our partnerships are terminated, we may be required to devote additional resources to the product, seek a new partner on short notice, or abandon the product development efforts. The terms of any additional partnerships or other arrangements that we establish may not be favorable to us.

We are also at risk that these partnerships or other arrangements may not be successful. Factors that may affect the success of our partnerships include the following:

  Our partners may be pursuing alternative technologies or developing alternative products that are competitive to our product, either on their own or in partnership with others;
  Our partners may reduce marketing or sales efforts, or discontinue marketing or sales of our products. This would reduce our revenues received on the products;
  Our partners may terminate their partnerships with us. This could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities; and

  Our partners may pursue higher priority programs or change the focus of their development programs, which could affect the partner’s commitment to us. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, a common occurrence in recent years.

We face competition in our industry, and many of our competitors have substantially greater experience and resources than we do.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Biovail Corporation, Labopharm Inc., and Flamel Technologies S.A. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

We are dependent upon sales outside the United States, which are subject to a number of risks.

Our future results of operation could be harmed by risks inherent in doing business in international markets, including:

  Unforeseen changes in regulatory requirements;
  Weaker intellectual property rights protection in some countries;
  New export license requirements, changes in tariffs or trade restrictions; and
  Political and economic instability in our target markets.

We rely upon third-party manufacturers, which puts us at risk for supplier business interruptions.

We have entered into agreements with third party manufacturers to manufacture certain of our products once we complete development and after we receive regulatory approval. If our third-party manufacturers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products in a timely manner could lead to the dissatisfaction of our distribution partners and damage our reputation, causing our distribution partners to cancel existing agreements with us and to stop doing business with us.

The third-party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding current Good Manufacturing Practices (“cGMP”), which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries. Failure by our third-party manufacturers to comply with cGMP and other regulatory requirements could result in actions against them by regulatory agencies and jeopardize our ability to obtain products on a timely basis.

We are subject to extensive government regulation including the requirement of approval before our products may be marketed. Even if we obtain marketing approval, our products will be subject to ongoing regulatory review.

We, our partners, our products, and our product candidates are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in warning letters, fines and other civil penalties, delays in approving or refusal to approve a product candidate, product recall or seizure, withdrawal of product approvals, interruption of manufacturing or clinical trials, operating restrictions, injunctions, and criminal prosecution.

Our products cannot be marketed in the United States without FDA approval. Obtaining FDA approval requires substantial time, effort, and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all. We rely on our partners for the preparation of applications and for obtaining regulatory approvals. If the FDA does not approve our product candidates in a timely fashion, or does not approve them at all, our business and financial condition may be adversely affected. Further, the terms of approval of any marketing application, including the labeling content, may be more restrictive than we desire and could affect the marketability of our or our collaborator's products. Subsequent discovery of problems with an approved product may result in restrictions on the product or its withdrawal from the market. In addition, both before and after regulatory approval, we, our collaborators, our products, and our product candidates are subject to numerous FDA requirements covering testing, manufacturing, quality control, cGMP, adverse event reporting, labeling, advertising, promotion, distribution, and export. Our partners and we are subject to surveillance and periodic inspections to ascertain compliance with these regulations. Further, the relevant law and regulations may change in ways that could affect us, our partners, our products, and our product candidates. Failure to comply with regulatory requirements could have a material adverse impact on our business.

Regulations regarding the manufacture and sale of our future products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operations. Failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the time required for obtaining regulatory approval is uncertain. We may encounter delays or product rejections based upon changes in FDA policies, including cGMP, during periods of product development. We may encounter similar delays in countries outside of the United States. We may not be able to obtain these regulatory acceptances on a timely basis, or at all.

The failure to obtain timely regulatory acceptance of our products, any product marketing limitations, or any product withdrawal would have a material adverse effect on our business, financial condition and results of operations. In addition, before it grants approvals, the FDA or any foreign regulatory authority may impose numerous other requirements with which we must comply. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy strictly prohibits the marketing of accepted products for unapproved uses. Product acceptance could be withdrawn or civil or criminal sanctions could be imposed for our failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

The third party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries.

We may not be able to expand or enhance our existing product lines with new products limiting our ability to grow.

If we are not successful in the development and introduction of new products, our ability to grow will be impeded. We may not be able to identify products to enhance or expand our product lines. Even if we can identify potential products, our investment in research and development might be significant before we could bring the products to market. Moreover, even if we identify a potential product and expend significant dollars on development, we may never be able to bring the product to market or achieve market acceptance for such product. As a result, we may never recover our expenses.

The market may not be receptive to products incorporating our drug delivery technologies.

The commercial success of any of our products that are approved for marketing by the FDA and other regulatory authorities will depend upon their acceptance by the medical community and third party payors as clinically useful, cost-effective and safe. No product based on our technologies is marketed in the United States, so there can be no assurance as to market acceptance.

Factors that we believe could materially affect market acceptance of these products include:

  the timing of the receipt of marketing approvals and the countries in which such approvals are obtained;
  the safety and efficacy of the product as compared to competitive products;
  the relative convenience and ease of administration as compared to competitive products;
  the strength of marketing distribution support; and
  the cost-effectiveness of the product and the ability to receive third party reimbursement.

We are subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

Our operations are subject to Canadian and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal sanctions for violations. We believe that we are and have been operating our business and facility in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if we fail to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.

We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.

Our limited cash resources restrict our ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant. If we do not pay any dividends on our common stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it. Investors seeking cash dividends should not purchase our common stock.

Risks Related to Our Intellectual Property

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own three U.S. patents and have applied for seven U.S. patents, we will need to pursue additional protection for our intellectual property as we develop new products and enhance existing products. We may not be able to obtain appropriate protection for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. We have entered into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

Our controlled release products that are generic versions of branded controlled release products that are covered by one or more patents may be subject to litigation, which could delay FDA approval and commercial launch of our products

We expect to file or have our collaborators file Abbreviated New Drug Applications or New Drug Applications (ANDAs or NDAs) for our controlled release products under development that are covered by one or more patents of the branded product. It is likely that the owners of the patents covering the brand name product or the sponsors of the NDA with respect to the branded product will sue or undertake regulatory initiatives to preserve marketing exclusivity. Any significant delay in obtaining FDA approval to market our products as a result of litigation, as well as the expense of such litigation, whether or not we or our collaborators are successful, could have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities:

The price of our common stock could be subject to significant fluctuations.

Any of the following factors could affect the market price of our common stock:

  Our failure to achieve and maintain profitability;
  Changes in earnings estimates and recommendations by financial analysts;
  Actual or anticipated variations in our quarterly results of operations;
  Changes in market valuations of similar companies;
  Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;
  The loss of major customers or product or component suppliers;
  The loss of significant partnering relationships; and
  General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause the Company’s stock price to decline. This could also make it more difficult to raise funds at acceptable levels via future securities offerings.

We have a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with ours.

Our common stock ownership is highly concentrated. See “Security Ownership of Certain Beneficial Owners and Management.” As a result, a relatively small number of stockholders, acting together, have the ability to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock. In deciding how to vote on such matters, those stockholders’ interests may conflict with yours.

Lack of Independent Directors

We cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our chief executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Our common stock is a high risk investment. Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007 and has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008.

There is a limited trading market for our common stock, which may affect the ability of shareholders to sell our common stock and the prices at which they may be able to sell our common stock.

The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

In the United States, our common stock is considered a “penny stock”. The U.S. Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. These rules further restrict the trading activity and marketability of our common stock.

As a result of the foregoing, our common stock should be considered a high risk investment.

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company. In addition, we may not be able to attract the attention of major brokerage firms or institutional buyers.

Additional risks may exist because we became public through a "reverse merger" with a shell corporation. Although the shell did not have recent or past operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

Security analysts of major brokerage firms and securities institutions may not cover us since there are no broker-dealers who sold our stock in a public offering who would have an incentive to follow or recommend the purchase of our common stock. No assurance can be given that established brokerage firms will want to conduct any financings for us in the future.

DESCRIPTION OF BUSINESS

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. The Company did not have any operations prior to the acquisition of IntelGenx Corp.. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Overview

We are a drug delivery company focusing on the development of novel, orally administered drug delivery products based on our proprietary oral drug delivery technologies. We have positioned ourself as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Drug delivery systems are an important tool in the hands of physicians for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is nearing expiration.

According to a report by CMR International, a pharmaceutical industry research firm, products incorporating drug delivery systems represented 13% of the $337 billion global pharmaceutical market. In the United States, sales of drug delivery products totaled $35 billion in 2006. Of this amount, the orally administered segment of the drug delivery market totaled $21 billion in sales, according to CMR International. Controlled release (CR) dosage technologies play an important role in the development of orally administered drug delivery systems. Control release technology provides patients with the required amount of medication over a pre-determined, prolonged period of time, preferably over 24 hours. Because of the reduced fluctuation of the active drug in the blood, controlled release products are deemed safer and more tolerable than conventional dosage forms, and have shown better patient compliance.

Our primary business strategy is to develop pharmaceutical products based upon our proprietary drug delivery technologies and license the commercial rights to companies in the pharmaceutical industry once the viability of a product has been demonstrated. In exchange for licensing rights to our products, we seek funding consisting of a combination of one or more of the following: advance down payments, milestone fees, reimbursement for development costs, and royalties on sales. In addition, we may receive a manufacturing royalty from our contract manufacturers for the exclusive right to manufacture our products. The companies we partner with are typically responsible for managing the regulatory approval process of the product with the FDA and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, IntelGenx may be responsible for providing all or part of the documentation required for the regulatory submission. In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for successful development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process.

Technology Platforms

Our product development efforts are based upon three delivery platform technologies: (1) a Multilayer Tablet technology (2) an Oral Film technology, and (3) a Mucoadhesive Tablet technology. Our Multilayer platform technology allows for the development of oral controlled release products. It is designed to be versatile and to reduce manufacturing costs as compared to competing oral extended-release delivery technologies. The oral film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

The Multilayer Tablet (“VersaTab”) platform technology represents a new generation of controlled release layered tablets designed to modulate the release of active compounds. The technology is based on a multilayer tablet with an active core layer and erodible cover layers. The release of the active drug from the core matrix initially occurs in a first-order fashion. As the cover layers start to erode-, ther permeability for the active ingredient through the cover layers increases. Thus, the Multilayer Tablet can produce quasi-linear (zero-order) kinetics for releasing a chemical compound over a desired period of time. The erosion rate of the cover layers can be customized according to the physico-chemical properties of the active drug. In addition, our multilayer technology offers the opportunity to develop combination products in a regulatory-compliant format. Combination products are made up of two or more active ingredients that are combined into a single dosage form.

The Oral Film technology (“VersaFilm”) is made up of a thin (25-35 micron) polymeric film comprised of USP components that are approved by the FDA for use in food, pharmaceutical, and cosmetic products. Derived from the edible film technology used for breath strips and initially developed for the instant delivery of savory flavors to food substrates, the VersaFilm technology is designed to provide a rapid response relative to existing fast dissolving oral tablets. The VersaFilm technology is intended for indications requiring rapid onset of action, such as migraine, motion sickness, erectile dysfunction, and nausea.

The Mucoadhesive Tablet (“AdVersa”) is a drug delivery system capable of adhering to the oral mucosa and releasing the drug onto the site of application at a controlled rate. The Mucoadhesive Tablet is designed to provide the following advantages relative to competing technologies: (i) it avoids the first pass effect (whereby the liver metabolizes the active and greatly reduces the level of drug in the systemic circulation), (ii) it leads to a higher absorption rate as compared to the conventional oral route, and (iii) it achieves a rapid onset of action for the drug. The Mucoadhesive Tablet technology is designed to be versatile in order to permit the site of application, residence time, and rate of release of the drug to be modulated to achieve the desired results.

Product Portfolio

Our product portfolio includes a blend of generic and branded products based on our proprietary delivery technology (“generic” drugs are essentially copies of drugs that have already received FDA approval).

INT0001/2004. This is the most advanced generic product involving our trilayer technology. Equivalency with the reference product Toprol XL and its European equivalent Beloc-ZOK has been demonstrated in-vitro. The product has been tested in phase I studies.

INT0003/2005. We have entered into a partnership with Cary Pharmaceuticals for the development of a once-daily tablet product containing an antidepressant and a nicotine antagonist. The product is intended for smoking cessation.

INT0004/2006. The development of an antidepressant has been completed. A regulatory file for a 505(b)(2) NDA submission was filed and has been accepted by the FDA for “standard review”.

INT0005/2005. We are developing a bilayer tablet containing a fixed-dose combination of a non-steroidal anti-inflammatory drug and a synthetic prostaglandin. Formulation development is completed and a pilot bio batch has been manufactured.

INT0006/2005. We have entered into a development agreement with Azur Pharma for the development and manufacture of a prenatal vitamin supplement. The product was developed using our proprietary technology. The product was launched in the United States during the fourth quarter of 2008 under the brand name Gesticare®.

INT0010/2006. We have entered into an agreement with Cannasat Therapeutics Inc. for the development of a buccal mucoadhesive tablet product containing a cannabinoid-based drug for the treatment of neuropathic pain and nausea in cancer patients undergoing chemotherapy.

INT0014/2008. Under a development agreement with Cannasat Therapeutics Inc., we are developing a controlled-release tablet containing Cannabidiol for the treatment of schizophrenia.

INT0007/2006. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of erectile dysfunction (ED).

INT0008/2007. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of migraine.

INT0015/2008. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of panic attacks.

INT0018/2008. We have entered into a development and licensing agreement with Circ Pharma Ltd. to formulate, manufacture and supply a novel drug product, based upon our proprietary VersaTab technology, for the treatment of hyperlipidemia. The product is currently in the early development stage.

INT0019/2009. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of diarrhea.

The current development status of each of our products as of the date of this filing is summarized in the following table:

Product	Application	Status of Development
INT0001/2004	CHF, Hypertension	Pivotal batches in preparation
INT0003/2005	Smoking cessation	Pilot biostudy completed
INT0004/2006	Antidepressant	NDA filed Q1, 2009
INT0010/2006	Neuropathic pain	Pilot biostudy completed
INT0006/2005	Prenatal vitamin supplement	Product launched in USA Q4, 2008
INT0005/2005	Osteoarthritis	Pilot batch completed
INT0007/2006	ED	Formulation development ongoing
INT0008/2007	Migraine	Formulation development ongoing
INT0014/2008	Schizophrenia	Formulation development ongoing
INT0015/2008	Panic Attack	Formulation development ongoing
INT0018/2008	Hyperlipidemia	Formulation development ongoing
INT0019/2009	Diarrhea	Formulation development ongoing

Growth Strategy

Our primary growth strategies include: (1) identifying lifecycle management opportunities for existing “blockbuster” products, (2) developing generic drugs with high barriers to entry, (3) developing products for the (non-pharmaceutical) nutritional supplement market, and (4) developing new drug delivery technologies.

Lifecycle Management Opportunities

We are seeking to position our delivery technologies as an opportunity for lifecycle management of products for which the patent protection of the active ingredient is nearing expiration. While the patent for the underlying substance cannot be extended, patent protection can be obtained for a new and improved formulation by filing an application with the FDA under Section 505(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act. Such applications, known as a “505(b)(2) NDA”, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication. A 505(b)(2) NDA may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. The first formulation for a respective active ingredient filed with the FDA under a 505(b)(2) application may qualify for up to three years of market exclusivity upon approval. Based upon a review of past partnerships between third party drug delivery companies and pharmaceutical companies, management believes that drug delivery companies which possess innovative technologies to develop these special dosage formulations present an attractive opportunity to pharmaceutical companies. Accordingly, we believe these so-called “505(b)(2) products” represent a viable business opportunity for us.

Generic Drugs with High Barriers to Entry

We will also plan to pursue the development of generic drugs that have certain barriers to entry, e.g., where product development and manufacturing are complex and can limit the number of potential entrants into the generic market. We plan to pursue such projects only if the number of potential competitors is deemed relatively insignificant. An example of such a product is our project INT0005/2005, a fixed-dose combination medication requiring complex formulation and manufacturing technology.

Nutritional Supplement Products

We plan to develop additional products for the nutritional supplement market based upon our proprietary drug delivery technologies. The market for these supplements is large, with little differentiation between products. Our proprietary technology is aimed at increasing the absorption rate of active ingredients. We believe that supplements represent attractive short term revenue opportunities since they are not regulated as pharmaceutical products and do not require FDA approval.

Development of New Drug Delivery Technologies

The rapidly disintegrating film technology contained in our VersaFilm and our AdVersa mucosal adhesive tablet are examples of our efforts to develop alternate technology platforms. As we work with various partners on different products, we seek opportunities to develop new proprietary technologies.

Competition

The pharmaceutical industry is highly competitive and is subject to the rapid emergence of new technologies, governmental regulations, healthcare legislation, availability of financing, patent litigation and other factors. Many of our competitors, including Biovail Corporation, Labopharm Inc., and Flamel Technologies S.A., have longer operating histories and greater financial, technical, marketing, legal and other resources than us. In addition, many of our competitors have significantly greater experience than we have in conducting clinical trials of pharmaceutical products, obtaining FDA and other regulatory approvals of products, and marketing and selling products that have been approved. We expect that we will be subject to competition from numerous other companies that currently operate or are planning to enter the markets in which we compete.

The key factors affecting the development and commercialization of our drug delivery products are likely to include, among other factors:

  The safety and efficacy of our products;
  The relative speed with which we can develop products;
  Generic competition for any product that we develop;
  Our ability to defend our existing intellectual property and to broaden our intellectual property and technology base;
  Our ability to differentiate our products;
  Our ability to manufacture our products in compliance with "cGMP" and any other regulatory requirements; and
  Our ability to obtain financing.

In order to establish ourselves as a viable industry partner, we plan to continue to invest in our research and development activities in order to further strengthen our technology base and to develop the ability to manufacture our products through our manufacturing partner at competitive costs.

Our Competitive Strengths

We believe that our key competitive strengths include:

  Our intellectual property;
  The versatility of our drug delivery technology; and
  The potential manufacturing cost savings associated with our technology.

Manufacturing Partnership

We have entered into a collaboration agreement with Keata Pharma Inc. ("Keata Pharma"), a wholly owned subsidiary of PharmEng International Inc., based in Markham, Ontario. Under this agreement, Keata Pharma is our preferred supplier for the manufacturing of clinical test batches and commercial products. We also have a reciprocal relationship whereby we recommend Keata Pharma to our partners for pharmaceutical manufacturing services and Keata Pharma promotes our product development services to pharmaceutical companies.

Dependence on Major Customers

We do not rely on any one or a few major customers for our end products. However, we depend upon a limited number of partners to develop our products, to provide funding for the development of our products, and to assist in obtaining regulatory approvals that are required in order to commercialize these products.

Intellectual Property and Patent Protection

We protect our intellectual property and technology by using the following methods: (i) applying for patent protection in the United States and in the appropriate foreign markets, (ii) non-disclosure agreements, license agreements and appropriate contractual restrictions and controls on the distribution of information, (iii) trade secrets, common law trademark rights and trademark registrations. We plan to file core technology patents covering the use of our platform technologies in any pharmaceutical products.

We have obtained three (3) patents and have an additional seven (7) pending patent applications pending, as described below. The patents expire 20 years after submission of the initial application.

Patent No.	Title	Subject	Date submitted / issued
US 6,231,957	Rapidly disintegrating flavor wafer for flavor enrichment	The composition, manufacturing, and use of rapidly disintegrating flavored films for releasing flavors to certain substrates	Issued May 15, 2001
US 6,660,292	Rapidly disintegrating film for precooked foods	Composition and manufacturing of flavored films for releasing flavors to precooked food substrates	Issued December 9, 2003
US 7,132,113	Flavored film	Composition and manufacturing method of multi-layered films	Issued April 16, 2002
US Appl. 2007/0190144	Multilayer Tablet	Formulation and Method of Preparation of Multilayered Tablets	Published August 16, 2007

US Appl. 2007/0128272	Multi-Vitamin And Mineral Supplement	Formulation And Method of Preparation of Prenatal Multivitamin Supplement	Published June 7, 2007
PCT/CA2006/000336; US Appl. 11/403,262	Delayed Release Oral Dosage Form And Method Of Making Same	Formulation And Method Of Making Bilayer Tablets Containing Delayed-Release Diclofenac And Misoprostol	February 13, 2006
US Appl. 11/782,838 PCT/IB2007/03950	Controlled Release Pharmaceutical Tablets	Formulation And Method Of Making Tablets Containing Bupropion And Mecamylamine	July 2006
US Appl. Make Special 11/828,287	Stabilized sustained- release Bupropion and Bupropion / Mecamylamine tablets	Formulation And Method Of Making Tablets Containing Bupropion And Mecamylamine	August 2007
US Provisional Appl. Attorney Docket INT34 P-311	Buccal And Sublingual Dosage Forms	Formulation And Method of Preparation of mucoadhesive tablets containing THC	July 2007
US Provisional Appl. Attorney Docket INT34 P-310	Cannabinoid Complexes	Formulation And Method of Preparation of gamma- cyclodextrin complexes containing CBD	July 2007

Government Regulation

The pharmaceutical industry is highly regulated. The products we participate in developing require certain regulatory approvals. In the United States, drugs are subject to rigorous regulation by the FDA. The U.S. Federal Food, Drug, and Cosmetic Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, record keeping, packaging, labeling, adverse event reporting, advertising, promotion, marketing, distribution, and import and export of pharmaceutical products. Failure to comply with applicable regulatory requirements may subject a company to a variety of administrative or judicially-imposed sanctions and/or the inability to obtain or maintain required approvals or to market drugs. The steps ordinarily required before a new pharmaceutical product may be marketed in the United States include:

  preclinical laboratory tests, animal studies and formulation studies under FDA’s good laboratory practices regulations, or GLPs;
  the submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials may begin;
  the completion of adequate and well-controlled clinical trials according to good clinical practice regulations, or GCPs, to establish the safety and efficacy of the product for each indication for which approval is sought;
  After successful completion of the required clinical testing, submission to the FDA of a New Drug Application, or NDA, or an Abbreviated New Drug Application, or ANDA, for generic drugs. In certain cases, an application for marketing approval may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. Such applications, known as a 505(b)(2) NDA, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication.
  satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and
  FDA review and approval of the NDA or ANDA.

The cost of complying with the foregoing requirements, including preparing and submitting an NDA or ANDA, may be substantial.

Accordingly, we typically rely upon our partners in the pharmaceutical industry to spearhead and bear the costs of the FDA approval process. We also seek to mitigate regulatory costs by focusing on 505(b)(2) NDA opportunities. By applying our drug delivery technology to existing drugs, we seek to develop products with lower R&D expenses and shorter time-to-market timelines as compared to regular NDA products.

Research and Development Expense

Our Research & Development (“R&D”) expenses, net of R&D tax credits, for the year ended December 31, 2008 were $1,779,741 as compared to $603,374 for the year ended December 31, 2007.

Environmental Regulatory Compliance

We believe that we are in compliance with environmental regulations applicable to our research and development facility located in Ville Saint-Laurent, Quebec.

Employees

As of the date of this filing, we have nine full time employees.

DESCRIPTION OF PROPERTY

We currently occupy 3,100 square feet of leased space at a rate of CDN$8.64/square foot in an industrial zone in Ville St.-Laurent, Quebec, Canada under a five year renewable lease agreement signed in 2004. We extended the term of the lease agreement to August 31, 2010 under similar financial conditions, with the option to terminate at any time after February 28, 2010, provided we give four months notice. We expanded our laboratory and office space at this facility to its maximum during the second quarter of 2006. In order to continue to support ongoing product development activities and allow the addition of further development programs we might be required to seek a different location in 2009. Management has therefore entered into discussions with the current landlord to look for alternative facilities that would meet our need for additional space at affordable costs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Results of Operations - Year ended December 31, 2008 compared to Year ended December 31, 2007.

			Increase/	Percentage
	2008	2007	(Decrease)	Change
Revenue	$976,610	$862,731	$113,879	13%
Research and Development Expenses	2,085,433	777,773	1,307,660	168%
Research and Development Tax Credit	(305,692)	(174,399)	(131,293)	75%
Management Salaries	551,771	328,513	223,258	68%
General and Administrative Expenses	212,915	166,249	46,666	28%
Professional Fees	695,158	424,817	270,341	64%
Interest and Financing Fees	766,136	349,093	417,043	120%
Foreign Exchange	(122,915)	113,552	(236,467)	N/A
Income taxes	(151,581)	(64,077)	(87,504)	137%
Net Income (Loss)	(2,806,387)	(1,100,793)	(1,705,594)	155%

Revenues

Total revenue increased $113,879, or 13%, to $976,610 for the year ended December 31, 2008 from $862,731 for the year ended December 31, 2007.

The increase in revenue is primarily attributable to revenues invoiced pursuant to our research and development agreements with our pharmaceutical partners for development milestones achieved, which amounted to $945,760 in 2008 compared with $835,376 in the previous year.

Also included within revenue is interest income of $30,864 earned on the cash proceeds from the sale of our securities in May 2007 and in March 2008. This compares to interest income of $27,355 in 2007.

Research and Development (“R&D”) Expenses

R&D expenses, net of R&D tax credits, for the year ended December 31, 2008 were $1,779,741 and represent an increase of $1,176,367 compared to the year ended December 31, 2007.

Gross R&D expenses for the year ended December 31, 2008 were $2,085,433, as compared to $777,773 for the previous year.

Included within R&D expenses for 2008 are approximately $915,444 of costs related to the development of the CPI-300 pursuant to the collaboration agreement with Cary Pharmaceuticals. These expenses, while significant, are in line with both the project plan and with management’s expectations. These expenses include approximately $500,122 related to clinical trials for the Food Effect Study and the Bioequivalence Study undertaken in recent months.

The remainder of the increase is primarily attributable to the increased drug development activities of our other projects.

Also included within R&D expenses for 2008 are R&D Salaries of $422,930, approximately $13,404 of which represents non-cash compensation. This compares to R&D salaries of $301,935 in 2007, including $18,187 in non-cash compensation.

For the year ended December 31, 2008, we have recorded estimated Research and Development Tax Credits and refunds of $305,692, as compared to $174,399 for 2007.

Management Salaries and General and Administrative Expenses

Management salaries increased $223,258, or 68% in 2008, to $551,771 from $328,513 in 2007. General and administrative expenses increased 28%, to $212,915 in 2008 from $166,249 in 2007.

The following items are included in management salaries: (i) approximately $40,572 in non-recurring cash compensation to non employee directors of the Company (no such costs were incurred in 2007) (ii) approximately $51,727 in non cash compensation in the form of options granted to non-employee directors, as compared to $76,734 in 2007, and (iii) approximately $45,483 in non cash compensation resulting from options granted to management employees in 2007 and 2008, as compared to $21,218 in 2007. The remaining increase in management salaries is attributable to the hiring of a full time Chief Financial Officer and a Vice-President Business Development.

The increase in general and administrative expenses is primarily attributable to the increase in corporate operations.

Professional Fees

Professional fees for the year ended December 31, 2008 increased by $270,341, or 64%, to $695,158 from $424,817 in 2007.

The increase in professional fees is primarily attributable to: (i) management fees of approximately $222,236 paid to Cary Pharmaceuticals related to the CPI 300 antidepressant (no such costs were incurred in 2007), and (ii) expenses of approximately $108,714 related to the Company’s listing on the TSX Venture Exchange, as compared to $22,418 in 2007.

Share-Based Compensation Expense, Warrants and Stock Based Payments

Share-based compensation expense, warrants and share based payments totaled $365,225 for the year ended December 31, 2008, as compared to $202,607 for the year ended December 31, 2007.

We expensed $111,619 in connection with the amendment of the anti-dilution terms of convertible notes issued in May 2007. As consideration for entering into this amendment, the Company agreed to issue to the note holders an aggregate of 159,456 fully paid common shares. At the same time, the exercise price of outstanding warrants held by the note holders was adjusted from $1.02 to $0.80, resulting in an increase in the fair value of the warrant and an additional compensation charge of $92,571.

We also expensed approximately $58,887 during 2008 for options granted to Company employees in 2006, 2007 and 2008 under the 2006 Stock Option Plan, $51,727 for options granted to non-employee directors, and $50,421 for options granted to Auctus Capital for investor relations services.

There remains approximately $47,162 in stock based compensation to be expensed in fiscal 2009 and 2010 related to the issuance of options during 2007 and 2008. We anticipate that we will issue additional options and warrants in the future, which will continue to result in stock-based compensation expense.

Financing Cost

We incurred interest and financing fee expense of $766,136 for the year ended December 31, 2008, as compared to $349,093 in 2007. Approximately $670,108 of the expense incurred in 2008 relates to non-cash items.

The costs in 2008 relate primarily to a non-cash accretion expense of $465,918 (2007 - $195,317) and cash interest payments of $79,215 (2007 - $66,180) on the convertible notes issued in May 2007.

In addition, we expensed a non-cash amount of $111,619 in connection with the amendment of the anti-dilution terms of convertible notes issued in May 2007. As consideration for entering into this amendment, the Company agreed to issue to the note holders an aggregate of 159,456 fully paid common shares. At the same time, the exercise price of outstanding warrants held by the note holders was adjusted from $1.02 to $0.80, resulting in an increase in the fair value of the warrant and an additional compensation charge of $92,571.

The remainder of $16,813 in financing cost relates to interest paid on the outstanding shareholder loan, bank fees, and interest.

Based on the outstanding principal amount of the convertible notes issued in May 2007, and assuming no additional conversions of these notes into common stock, we expect to incur interest expense of approximately $71,627 and approximately $515,739 of accreted interest in 2009.

Foreign Exchange

A foreign exchange gain of $122,915 was recorded in 2008, as compared to a foreign exchange loss of $113,552 in 2007. The foreign exchange gain in 2008 and the foreign exchange loss in 2007 relate primarily to currency fluctuations between the Canadian dollar and the U.S. dollar.

Net Loss

The net loss for the year ended December 31, 2008 was $2,806,387, an increase of $1,705,594, or 155%, as compared to a net loss of $1,100,793 in 2007. The increase in net loss is attributable to the following:

a)	R&D expenses of approximately $915,444 and Management Fees of approximately $222,236 relating to the collaboration agreement with Cary Pharmaceuticals to develop the antidepressant CP-300;

b)	Professional fees of approximately $108,714 related to the Company’s listing on the TSX Venture Exchange; and

c)

Financing costs of approximately $749,323 incurred in relation to the convertible notes issued in May 2007, of which approximately $545,133 relates to interest paid and accreted, and $204,190 relates to amendments to the terms and conditions of the convertible notes.

Non-cash related expenses totaling approximately $882,915 are included within the net loss for 2008, as follows:

a)	$465,918 in respect of accretion expense on the convertible notes issued in May 2007;

b)

$111,619 related to the amendment of the anti-dilution terms of the convertible notes whereby, as consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares;

c)

$92,571 additional compensation charge relating to the amendment of the exercise price of the outstanding warrants to the note holders from $1.02 to $0.80 resulting in an increase in the fair value of the warrant;

d)	$58,887 for options granted to Company employees;

e)	$51,772 in respect of the amortization of fixed assets;

f)	$51,727 for options granted to non-employee directors; and

g)	$50,421 for options granted to Auctus Capital as per the investor relations agreement.

Key items from the Balance Sheet

			Increase/	Percentage
	2008	2007	(Decrease)	Change
Current Assets	$1,464,374	$1,035,920	$428,454	41%
Property and Equipment	157,156	235,244	(78,088)	33%
Current Liabilities	525,661	261,485	264,176	101%
Loan Payable, Shareholder	82,357	101,193	(18,836)	19%
Convertible notes	714,502	417,634	296,868	71%
Deferred Income Tax Liability	127,408	278,988	(151,580)	54%
Capital Stock	209	162	47	29%
Additional Paid-in-Capital	5,080,780	2,071,818	3,008,962	145%

Current Assets

Current assets totaled $1,464,374 at December 31, 2008, as compared to $1,035,920 at December 31, 2007. The increase of $428,454 is primarily attributable to an increase in cash resulting from the completion of our private placement on March 27, 2008, and also includes a cash balance of $277,220 which is restricted in accordance with the Collaborative Agreement with Cary Pharmaceuticals to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology.

Prepaid Expenses

As of December 31, 2008, prepaid expenses totaled $44,936, as compared to $23,443 at December 31, 2007. The increase of $21,493 is attributable to the payment of a security deposit of $22,681 in connection with a lease agreement for new premises that the Company plans to relocate to in 2009.

Contractual Obligations and Commitments

Excluding trade accounts payable and accrued liabilities, the Company is committed to the following contractual obligations and commitments.

	2009	2010
Operating Lease Obligations	$8,119	$0
Investor relation	$24,630	$0
Interest on Convertible Notes	$71,627	$0
Total	$104,376	$0

Liquidity and Capital Resources

Our cash and cash equivalents totaled $833,219 as of December 31, 2008, an increase of $502,252 as compared to $330,967 as of December 31, 2007. The increase is primarily attributable to proceeds received from a private placement completed on March 27, 2008. Our cash and cash equivalents balance includes a restricted cash amount of $277,220. This amount represents the remaining balance of the $2,000,000 in cash that was set aside under the terms of the Collaborative Agreement ratified on April 7, 2008 with Cary Pharmaceuticals to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology.

As at December 31, 2008, we had an accumulated deficit of $4,725,045, as compared to an accumulated deficit of $1,918,658 as of December 31, 2007. Total assets amounted to $1,621,530 and shareholders’ equity amounted to $171,602 as of December 31, 2008, as compared with total assets and shareholders’ equity of $1,271,164 and $211,864, respectively, as of December 31, 2007.

As of December 31, 2008, accounts receivable totaled $317,063 (2007 - $427,476), of which $122,095 is a sales tax refund which we expect to receive during the first quarter of 2009. In addition, we had R&D investment tax credits receivable of $269,156, as compared to $243,006 as at December 31, 2007. We expect to receive the R&D investment tax credits during the third quarter of 2009.

Accounts payable and accrued liabilities as of December 31, 2008 amounted to $525,661 (2007 - $261,485), of which approximately $435,100 relates to research and development activities, approximately $12,706 relates to professional fees, and $17,857 relates to a retainer to a non-employee director of the Company. Included within other accruals is approximately $13,390 due to a shareholder.

Our consolidated financial statements as of December 31, 2008 have been prepared under the assumption that we will continue as a going concern for the twelve months ending December 31, 2009. The report of our independent registered public accounting firm which accompanies our financial statements includes an explanatory paragraph raising substantial doubt about our ability to continue as a going concern due to our operating losses our need to obtain significant additional capital in order to finance our operations and repay our indebtedness. Accordingly, our ability to continue as a going concern is dependent upon our ability to obtain additional capital from equity and/or debt financing, or by generating increased revenues or other sources of income.

We presently do not have any available credit, bank financing or other external sources of liquidity as at December 31, 2008. Due to our brief operating history, our operations have not been a consistent source of liquidity. We have financed our operating and capital expenditures principally through the sale of debt and equity securities to accredited and institutional investors. In May 2007, we issued convertible notes in an aggregate principal amount of $1.5 million, of which $1,230,241 remained outstanding as of December 31, 2008. In March 2008, we completed a private placement of common stock and warrants for net proceeds of $2,349,119. Management believes that the Company’s existing cash resources will be sufficient to meet our operating requirements for the first six months of 2009. We are seeking additional funding through additional equity and/or debt financings. However, there can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us. Any financing, if available, may involve restrictive covenants that impact our ability to conduct our business and raise additional funds. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates.

Property and Equipment

As at December 31, 2008, the net book value of our property and equipment amounted to $157,156, as compared to $235,244 at December 31, 2007. In the year ended December 31, 2008 additions to assets totaled $11,274 and comprised $2,812 for computer equipment, $6,579 for laboratory equipment, and $1,883 for office equipment, fixtures and fittings. Total depreciation in the year ended December 31, 2008 amounted to $51,772 and a foreign exchange loss of $37,590 was recorded.

Loan Payable, Shareholder

As of December 31, 2008, we had a loan payable to a shareholder with an outstanding principal amount of $82,357, as compared to an outstanding principal amount of $101,193 at December 31, 2007. $18,836 of the decrease in the outstanding principal amount is attributable to currency exchange rate fluctuation.

Capital Stock

As at December 31, 2008, capital stock amounted to $209 compared to $162 at December 31, 2007. The increase reflects the issue of 4,692,856 shares at par value of $0.00001, the majority of which relates to the private placement completed on March 27, 2008. Capital stock is disclosed at its par value with the excess of proceeds shown in Additional Paid-in-Capital.

Private Placement of Convertible Notes and Warrants - May 2007

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000. The convertible notes bear interest at the rate of 8% per annum and are repayable on September 22, 2009. Interest is payable quarterly and payments commenced on July 1, 2007. The notes are convertible into common shares of the Company, at the option of the holders, at a conversion price of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012. The exercise price of the warrants was subsequently amended to $0.80 per share in the second quarter of 2008.

The Company may, at its option, elect to pay the interest by the issuance of common shares. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 85% of the average market price of the Company’s common shares for the 20 trading days immediately prior to the interest payment date assuming that the average market price is equal or greater than $0.70 as adjusted for reverse and forward share splits, recapitalizations and the like that occur after the date of the Securities Purchase Agreements.

On May 22, 2007 the Company paid approximately $229,323 in cash consideration and issued warrants with a fair value of $82,993 in consideration for transaction costs. These transaction costs were allocated between the convertible debt and the warrants based on their relative fair value.

In the second quarter of 2008 the Company issued 159,456 shares of common stock at $0.70 per share for a total of $111,619 to convertible note holders. The compensation was for acceptance of the amendment of the anti-dilution terms of the convertible notes required in connection with the Company’s TSX listing. At the same time the exercise price of the warrants was amended from $1.02 to $0.80 per share.

As at December 31, 2008 we had convertible notes of $714,502 (2007 - $417,634) outstanding, which represents $1,230,241 in convertible note financing less unamortized discount and deferred charges of $515,739. In 2008 a total of 235,714 notes were converted into common shares resulting in an increase of $165,000 in additional paid in capital.

Private Placement of Common Stock and Warrants - March 2008

On March 27, 2008, we completed a private placement of common stock and warrants for gross proceeds of $2,800,700. We sold 4,001,000 units, with each unit consisting of one share of common stock and one common share purchase warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.02 per common share and expires 24 months after the date of issuance.

In connection with this private placement, we paid a placement agent a cash commission in the amount of $196,000, which is equal to 7% of the gross proceeds of the offering. We also issued to the placement agent an option entitling the placement agent to acquire 320,080 units at $0.70 per unit, which expires 24 months after the date of issuance.

The cash consideration paid to the placement agent and the fair value of the placement agent’s option is reflected as a reduction to additional paid-in capital.

Pursuant to the terms of the private placement, we were obligated to use our best efforts to: (i) have our common stock listed on the TSX Venture Exchange, and (ii) file a resale registration statement with the U.S. Securities and Exchange Commission that registers for resale the common stock and the common stock issuable upon exercise of the warrants and the placement agent option. We fulfilled these obligations within the required time limits.

Additional Paid-in-Capital

Additional paid-in capital totaled $5,080,780 at December 31, 2008, as compared to $2,071,818 at December 31, 2007. The increase is attributable to increases of $2,127,920, $672,740, and $95,000 for the private placement completed in March 2008 in relation to common stock issued, warrants and placement agent compensation respectively as well as a decrease of $546,581 for transaction costs. Additional paid in capital also increased by $365,223 for stock based compensation. Of this amount, $111,617 relates to compensation to convertible note holders for their acceptance of an amendment of the anti-dilution terms of their convertible notes required in connection with the Company’s TSX listing; $92,571 relates to the adjustment of the exercise price of the warrants held by the convertible note holders; and $161,035 relates to the amortization of stock options granted to employees, directors, and to our investor relations consultant, Auctus Capital. Additional paid in capital increased further by $164,998 for converted notes, by $88,663 for options exercised, and by $40,999 for warrants exercised.Key items from the Statement of Cash Flows

			Increase/	Percentage
	2008	2007	(Decrease)	Change
Operating Activities	$(1,737,032)	$(968,659)	$(768,373)	79%
Financing Activities	2,478,784	1,162,806	1,315,978	113%
Investing Activities	(284,277)	(82,961)	(201,316)	243%
Cash and cash equivalents - end of period	555,999	330,967	225,032	68%

Net cash used by operating activities was $1,737,032 in the year ended December 31, 2008, as compared to $968,659 for the same period in 2007. In 2008, net cash used by operating activities consisted of an operating loss of $2,806,387 and an increase in non-cash operating elements of working capital of $337,974.

Non-cash items included in operating activities totaled approximately $731,334, as follows:

a)	$465,918 in respect of accretion expense on the convertible notes issued in May 2007l

b)

$111,619 related to the amendment of the anti-dilution terms of the convertible notes whereby, as consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares;

c)

$92,571 additional compensation charge relating to the amendment of the exercise price of the outstanding warrants to the note holders from $1.02 to $0.80 resulting in an increase in the fair value of the warrant;

d)	$58,887 for options granted to Company employees;

e)	$51,772 in respect of the amortization of fixed assets;

f)	$51,727 for options granted to non-employee directors;

g)	$50,421 for options granted to Auctus Capital as per the investor relation agreement; and

h)	($151,581) in respect of deferred income tax related to the convertible debt.

Our operating activities will continue to consume our available funds until we can generate increased revenues.

Net cash provided by financing activities was $2,478,784 for the year ended December 31, 2008, as compared to $1,162,806 provided in 2007. Of the net cash provided by financing activities in 2008, $2,800,700 came from a private placement financing completed on March 27, 2008, less $451,581 used to pay related transaction costs, and $129,665 was generated from the issue of capital stock in the second and third quarters.

Net cash used in investing activities was $284,277 for the year ended December 31, 2008 compared to a use of funds of $82,961 in 2007. Net cash used in investing activities in 2008 includes $277,220 of cash restricted for the CPI-300 project under the collaborative agreement with Cary Pharmaceuticals. In accordance with the collaborative agreement dated April 7, 2008 the Company agreed to restrict $2,000,000 of its cash reserves in development support activities for an oral antidepressant using the Company’s proprietary oral delivery technology. As at December 31, 2008, in line with project planning and management’s expectations, the Company had expensed approximately $1,832,470 on the project of which $1,722,780 had been disbursed, resulting in a restricted cash balance of $277,220 and amounts payable of $109,690. Included within these disbursements is approximately $222,236 paid to Cary Pharmaceuticals in respect of management fees.

Cash of $7,057 was used to purchase capital assets in 2008, as compared to $82,961 in 2007.

The balance of cash as of December 31, 2008 amounted to $555,999, as compared to $330,967 at December 31, 2007. This amount excludes the restricted cash amount of $277,220 for the CPI-300 project. The increase in cash is primarily the result of proceeds from the private placement completed in March 2008. The increase in cash was partially offset by an increase in R&D expenses, the full year effect of management salaries, and costs associated with the Company’s listing on the TSX Venture Exchange.

USE OF PROCEEDS

The selling security holders will receive all of the proceeds from the sale of shares of common stock pursuant to this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Options. Any such proceeds will be used to support the Company's strategic development projects and for working capital.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007. In addition, our common stock has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008. The table below sets forth the high and low bid prices of our common stock as reported by the OTC Bulletin Board and the TSX for the periods indicated. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	OTCBB			TSX
	High	Low		High		Low
	(U.S.$)	(U.S.$)		(CDN$)		(CDN$)

2009
Second Quarter	$0.60	$0.28		$0.62		$0.37
First Quarter	$0.60	$0.25		$0.75		$0.40
2008
Fourth Quarter	$0.95	$0.30		$0.90		$0.50
Third Quarter	$0.98	$0.67		$1.09		$0.85
Second Quarter	$1.01	$0.80		$1.00		$0.80
First Quarter	$1.02	$0.51	$	N/A	$	N/A
2007
Fourth Quarter	$1.05	$0.45	$	N/A	$	N/A
Third Quarter	$1.90	$0.87	$	N/A	$	N/A
Second Quarter	$1.31	$0.60	$	N/A	$	N/A
First Quarter	$1.20	$0.67	$	N/A	$	N/A

Number of Shareholders

On August 28, 2009, there were approximately 76 holders of record of our common shares, one of which was Cede & Co., a nominee for Depository Trust Company and one of which was The Canadian Depository for Securities Limited, or CDS. All of our common shares held by brokerage firms, banks and other financial institutions in the United States and Canada as nominees for beneficial owners are considered to be held of record by Cede & Co. in respect of brokerage firms, banks and other financial institutions in the United States, and by CDS in respect of brokerage firms, banks and other financial institutions located in Canada. Cede & Co. and CDS are each considered to be one shareholder of record.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant.

Equity Compensation Plan Information

2006 Stock Option Plan

A majority of our shareholders approved the 2006 Stock Option Plan at our Annual General Meeting of Stockholders held on August 10, 2006. Under the 2006 Stock Option Plan, up to 1,600,749 shares of common stock may be issued upon the exercise of options granted to directors, management, employees and consultants.

In May of 2008, the term of all options granted under the 2006 Stock Option Plan was amended to provide for a term not to exceed five years, in order to ensure compliance with applicable rules and regulation of the TSX Venture Exchange.

At the Annual General Meeting of Stockholders on September 8, 2008, our shareholders approved an amendment to the 2006 Stock Option Plan in order to increase the number of shares available under the plan by 473,251, to 2,074,000.

As of March 4, 2009, 2,027,676 options have been issued, 191,500 options have been exercised, 50,000 were forfeited, 62,500 expired and 1,698,676 options remain outstanding under the 2006 Stock Option Plan.

Equity Compensation Plan Information as of December 31, 2008

	Number of securities	Weighted-	Number of securities
	to be issued upon	average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options	outstanding	under equity
		options	compensation plans
(excluding securities
reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by
Security Holders	1,698,676	$1.01	183,824

Equity Compensation Plans Not
Approved by Security Holders	--	N/A	--

Total	1,698,676	$1.01	183,824

On September 26, 2006 we granted options to purchase 225,000 shares of common stock to three non-employee directors. These options have an exercise price of $0.41, vest upon issuance and expire on September 26, 2016. The expiration date was subsequently amended to September 26, 2011. 75,000 of those options have been exercised on August 18, 2008, 35,000 have been exercised on August 19, 2008.

On October 1, 2006 we granted options to purchase up to 69,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest upon issuance, and expire on October 1, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 9, 2006 we granted options to purchase up to 450,000 shares of common stock to the chief financial officer and a management employee. These options have an exercise price of $0.41, vest upon issuance, and expire on November 9, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 13, 2006 we granted options to purchase up to 250,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest over two years at the rate of 25% every six months, and expire on November 13, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 16, 2006 we granted options to purchase up to 100,000 shares of common stock to employees and 25,000 options to a consultant. These options have an exercise price of $0.41, vest over 2 years at the rate of 25% every six months, and expire on November 16, 2016. The expiration date was subsequently amended to September 26, 2011.

On August 9, 2007 we granted options to purchase up to 107,500 shares of common stock to four non-employee directors. These options have an exercise price of $1.15, vest upon issuance, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012.

On August 9, 2007 we granted options to purchase up to 75,000 shares of common stock to our Vice President of Business Development. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012.

On August 9, 2007 we granted options to purchase up to 75,000 shares of common stock to our chief financial officer. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012. As the result of the termination of the employment agreement the 75,000 shares to purchase common stock expired un-exercised in November of 2008.

On May 22, 2008 we granted options to purchase up to 51,176 shares of common stock to two of our non-employee directors. These options have an exercise price of $0.85, vest immediately and expire on May 22, 2013.

On May 29, 2008 we granted options to purchase up to 400,000 shares of common stock to Auctus Capital Partners Inc. in consideration for investor relation services. The option grant was subject to shareholder approval to increase the number of shares to be issued under the 2006 Stock Option Plan. The shareholders approved to increase the number of shares by 473,251, to 2,074,000 at the Annual General Meeting on September 8, 2008. The options granted to Auctus Capital have an exercise price of $1.00, and vest based on a combination of the achievement of certain performance conditions and the passage of time. The options expire on May 29, 2013.

On September 8, 2008 we granted options to purchase up to 75,000 shares of common stock to a non-employee director of the company. These options have an exercise price of $0.85, vest immediately and expire on September 8, 2013.

On September 8, 2008 we granted options to purchase up to 100,000 shares of common stock to our chief financial officer. These options have an exercise price of $0.85, vest over 2 years at the rate of 25% every six months, and expire on September 8, 2013.

SELLING SECURITY HOLDERS

In accordance with (a) a certain Registration Rights Agreement dated as of July 13, 2009, between the Company and the Placement Agents, entered into in connection with the Canadian Private Placement, and (b) certain Subscription Agreements between the Company and certain investors in connection with the U.S. Private Placement, we have agreed with the selling stockholders to register the Common Shares, Warrants, Warrant Shares, Placement Agent Shares, Placement Agent Options and Placement Agent Option Shares. The selling security holders purchased the Common Shares and Warrants covering these shares in the July 2009 Private Placement (See "Description of July 2009 Private Placements"). Neither the Warrants nor the Placement Agent Options have been exercised by the selling security holders.

Paradigm is a FINRA member broker-dealerWe do not have any arrangement with any of the Placement Agents for any of them to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Paradigm, Bolder and/or Union may be deemed to be an underwriter with respect to their respective sales of shares to be offered by them in this prospectus. Paradigm, Bolder and Union served as the placement agents in connection with our Canadian Private Placement. Each of the other selling security holders has represented to us that it is not a FINRA member nor an affiliate or associate thereof.

The shares offered by this prospectus may be offered from time to time by the selling security holders listed in the following table. Each selling security holder will determine the number of shares to be sold and the timing of the sales. Our registration of the shares does not necessarily mean that the selling security holders will sell all or any of the shares. Because the selling security holders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holders after such offering can be provided, and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will ultimately be sold.

Name	Common Shares Beneficially Owned Prior to this Offering	Common Shares to Be Received upon the Exercise of Special Warrants	Common Shares to Be Received upon the Exercise of Warrants	Common Shares to Be Received upon the Exercise of Placement Agent Options (1)	Total Common Shares that May Be Offered Hereby	Common Shares Beneficially Owned Upon Completion of This Offering	Percent Beneficially Owned Upon Completion of This Offering (2)
1225131 Alberta Ltd.	--	250,000	250,000	--	500,000	--	--
4985479 MB Ltd.	--	28,000	28,000	--	56,000	--	--
Acker Finley Asset Management	--	1,565,000	1,565,000	--	3,130,000	--	--
Donald Bainbridge	--	125,000	125,000	--	250,000	--	--
Banque SCS Alliance	--	500,000	500,000	--	1,000,000	--	--
Jeffrey Benison (3)	100,000		100,000	--	200,000	--	--
Julia Berdrodt	--	12,500	12,500	--	25,000	--	--
Bertilvic Investments Ltd.	--	100,000	100,000	--	200,000	--	--
Julian Bharti	--	62,500	62,500	--	125,000	--	--
Bolder Opportunities II LP	--	500,000	500,000	--	1,000,000	--	--
Randy Boomhour	--	75,000	75,000	--	150,000	--	--
Maurice Boucher	--	100,000	100,000	--	200,000	--	--
Brahma Finance (BVI) Ltd.	--	32,000	32,000	--	64,000	--	--
C. Channing Buckland	--	400,000	400,000	--	800,000	--	--
Bukchuk Holdings Ltd.	--	50,000	50,000	--	100,000	--	--
David Burt	--	10,000	10,000	--	20,000	--	--
Hugh Cleland Jr.	--	50,000	50,000	--	100,000	--	--
Hugh Cleland Sr.	--	125,000	125,000	--	250,000	--	--
Cresco Enterprises Ltd.	--	10,000	10,000	--	20,000	--	--
Dawn Patrol Investments LLP	--	12,500	12,500	--	25,000	--	--
Henry Der	--	25,000	25,000	--	50,000	--	--
Peter Dickson	--	100,000	100,000	--	200,000	--	--
Double J Creations	--	37,500	37,500	--	75,000	--	--
Derrick Dryden	--	130,000	130,000	--	260,000	--	--
Jason D’silva	--	40,000	40,000	--	80,000	--	--
Stephen Dulmage	--	62,500	62,500	--	125,000	--	--
Endeavor Asset Management L.P.(4)	261,429	--	250,000	--	500,000	11,429	*
Leslie Frame	--	50,000	50,000	--	100,000	--	--
John & Anne Funk	--	25,000	25,000	--	50,000	--	--
Garden Gate Auto Group	--	25,000	25,000	--	50,000	--	--
Paul Geyer	--	125,000	125,000	--	250,000	--	--
Jason Grelowski	--	275,000	275,000	--	550,000	--	--
Joseph Groia	--	25,000	25,000	--	50,000	--	--
Dr. Essam Hamza	--	25,000	25,000	--	50,000	--	--
Haywood Securities Inc.(5)	3,000	--	--	9,000	12,000	--	--

Name	Common Shares Beneficially Owned Prior to this Offering	Common Shares to Be Received upon the Exercise of Special Warrants	Common Shares to Be Received upon the Exercise of Warrants	Common Shares to Be Received upon the Exercise of Placement Agent Options (1)	Total Common Shares that May Be Offered Hereby	Common Shares Beneficially Owned Upon Completion of This Offering	Percent Beneficially Owned Upon Completion of This Offering (2)
Haywood Securities Inc. ITF Bolder Investment Partners Ltd. (6)	320,780	--	--	641,560	962,340	--	--
Haywood Securities Inc. ITF Woodstone Capital Inc. (7)	3,000	--	--	9,000	12,000	--	--
Herschfeld Hog Farm Ltd.	--	12,000	12,000	--	24,000	--	--
Sean Hirtle	--	40,000	40,000	--	80,000	--	--
Geoff Houlton	--	12,500	12,500	--	25,000	--	--
Insight Limited Partnership II	--	100,000	100,000	--	200,000	--	--
Traviss Jeana	--	100,000	100,000	--	200,000	--	--
Paul Jennings	--	62,500	62,500	--	125,000	--	--
Douglas Johnson	--	1,500,000	1,500,000	--	3,000,000	--	--
Rusi Kavarana	--	10,000	10,000	--	20,000	--	--
Anthony Ker	--	100,000	100,000	--	200,000	--	--
Johannes Kingma	--	62,500	62,500	--	125,000	--	--
Scott Koyich	--	75,000	75,000	--	150,000	--	--
Dan Kramer	--	87,500	87,500	--	175,000	--	--
Yas Lee	--	12,000	12,000	--	24,000	--	--
Bill Mah	--	7,500	7,500	--	15,000	--	--
Bernice Mayert	--	40,000	40,000	--	80,000	--	--
Wayne McCannan	--	10,000	10,000	--	20,000	--	--
Dennis McCrea	--	40,000	40,000	--	80,000	--	--
Shane Meyers	--	125,000	125,000	--	250,000	--	--
Timothy Mills	--	150,000	150,000	--	300,000	--	--
Rod Muir	--	15,000	15,000	--	30,000	--	--
Renita Narayan	--	12,500	12,500	--	25,000	--	--
Nextel Investment Properties	--	150,000	150,000	--	300,000	--	--
Leo Nicolaas	--	10,000	10,000	--	20,000	--	--
Paradigm Capital Inc. (8)	646,160	--	--	12,000	18,000	640,160	2.86%
Ermanno Pascotto	--	100,000	100,000	--	200,000	--	--
David Purcell	--	120,000	120,000	--	240,000	--	--
Research Capital Corp.(9)	--	--	--	15,000	15,000	--	--
RWG Holdings Ltd.	--	25,000	25,000	--	50,000	--	--
Kersi Sarkaul	--	7,500	7,500	--	15,000	--	--
Selective Asset Management as agent for Northwest Specialty Innovations Fund	--	625,000	625,000	--	1,250,000	--	--
Stephen Silman	--	12,500	12,500	--	25,000	--	--
Sandina Sklavenitis	--	50,000	50,000	--	100,000	--	--
Terry Sklavenitis	--	25,000	25,000	--	50,000	--	--

Name	Common Shares Beneficially Owned Prior to this Offering	Common Shares to Be Received upon the Exercise of Special Warrants	Common Shares to Be Received upon the Exercise of Warrants	Common Shares to Be Received upon the Exercise of Placement Agent Options (1)	Total Common Shares that May Be Offered Hereby	Common Shares Beneficially Owned Upon Completion of This Offering	Percent Beneficially Owned Upon Completion of This Offering (2)
Lynne Southward	--	70,000	70,000	--	140,000	--	--
Scott Southward	--	37,500	37,500	--	75,000	--	--
Michael Sweeney	--	12,500	12,500	--	25,000	--	--
TAB Mills	--	150,000	150,000	--	300,000	--	--
Union Securities Ltd. (10)	86,260	--	--	151,520	237,780	--	--
David Wallster	--	125,000	125,000	--	250,000	--	--
Suzanne Wallster	--	125,000	125,000	--	250,000	--	--
Phil Walsh	--	37,500	37,500	--	75,000	--	--
Chris Wardle	--	400,000	400,000	--	800,000	--	--
David Wardle Jr.	--	100,000	100,000	--	200,000	--	--
David Brian Wardle Sr.	--	250,000	250,000	--	500,000	--	--
Marianne Wardle	--	225,000	225,000	--	450,000	--	--
David and Lena Wiebe	--	150,000	150,000	--	300,000	--	--
WKW I Limited Partnership	--	100,000	100,000	--	200,000	--	--
Arthur Wong	--	32,000	32,000	--	64,000	--	--
Erroll Wong	--	10,000	10,000	--	20,000	--	--

TOTALS	1,070,629	10,476,000	10,826,000	838,080	22,909,120	651,589	2.86%

* Less than 1%.

(1) Placement Agent Options are options to acquire Common Shares at $0.80 per unit, subject to adjustment, until July 13, 2012.

(2) Assumes that all registered securities will be sold. The percentages set forth in this column are based on 22,350,113 shares of common stock outstanding as of August 28, 2009. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(3) Includes 100,000 Common Shares issued under the U.S. Private Placement.

(4) Includes 250,000 Common Shares issued under the U.S. Private Placement.

(5) Includes 3,000 Placement Agent Shares issued on July 13, 2009, and 9,000 common shares underlying Placement Agent Options, issued as compensation for services as a placement agent in connection with the Canadian Private Placement. We do not have any arrangement with Haywood Securities Inc. ("Haywood") to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Haywood may be deemed to be an underwriter with respect to its sales of shares to be offered by it in this prospectus.

(6) Includes 320,780 Placement Agent Shares issued on July 13, 2009, and 641,560 common shares underlying Placement Agent Options, issued as compensation for services as a placement agent in connection with the Canadian Private Placement. We do not have any arrangement with Bolder to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Bolder may be deemed to be an underwriter with respect to its sales of shares to be offered by it in this prospectus.

(7) Includes 3,000 Placement Agent Shares issued on July 13, 2009, and 9,000 common shares underlying Placement Agent Options, issued as compensation for services as a placement agent in connection with the Canadian Private Placement. We do not have any arrangement with Woodstone Capital Inc. ("Woodstone") to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Woodstone may be deemed to be an underwriter with respect to its sales of shares to be offered by it in this prospectus.

(8) Includes 6,000 Placement Agent Shares issued on July 13, 2009, and 12,000 common shares underlying Placement Agent Options, issued as compensation for services as Placement Agent in connection with the Canadian Private Placement. Also includes the following securities issuable upon exercise of options granted to Paradigm as placement agent in the Company’s March 2008 private placement of units (the "March 2008 Private Placement"): 320,080 shares of common stock and 320,080 shares of common stock underlying warrants with an exercise price of $1.02, subject to adjustment, expiring March 27, 2010. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, as amended, Tony Pullen may be deemed a control person of the shares owned by this selling security holder. Paradigm is a FINRA member broker-dealer. We do not have any arrangement with Paradigm for it to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Paradigm may be deemed to be an underwriter with respect to its respective sales of shares to be offered by them in this prospectus. Paradigm served as a placement agent in connection with our Canadian Private Placement and the sole placement agent in connection with our March 2008 Private Placement.

(9) Includes 15,000 Placement Agent Common Shares to be issued upon exercise of Placement Agent Options issued on July 13, 2009, as compensation for services as a placement agent in connection with the Canadian Private Placement. We do not have any arrangement with Research Capital Corp. ("Research") to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Research may be deemed to be an underwriter with respect to its sales of shares to be offered by it in this prospectus.

(10) Includes 86,260 Placement Agent Shares issued on July 13, 2009, and 151,520 common shares underlying Placement Agent Options, issued as compensation for services as a placement agent in connection with the Canadian Private Placement. We do not have any arrangement with Union to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Union may be deemed to be an underwriter with respect to its sales of shares to be offered by it in this prospectus.

Description of July 2009 Private Placements

Canadian Private Placement

On July 13, 2009, we completed an offering to investors of 10,476,000 special warrants (the "Special Warrants") at a price of CDN$0.40 per Special Warrant for gross proceeds of approximately CDN$4,200,000 (the "Gross Proceeds") and net proceeds of approximately CDN$3,780,050 ("the "Canadian Private Placement"). Each Special Warrant may be exercised at any time at the holder’s option and will automatically exercise, in each case for no additional consideration, on the earliest to occur of (a) the fifth business day after the later of (i) the date a receipt is issued by the relevant securities regulatory authorities in Canada for the final prospectus qualifying the Common Shares and the Warrants to be issued upon the exercise of the Special Warrants, and (ii) the date this Registration Statement is declared effective by the U.S. Securities and Exchange Commission and (b) November 14, 2009. Each Special Warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one Common Share and one Warrant, which together were referred to in the offering documents as a "Unit". Each Warrant will entitle the holder to purchase one Common Share (the "Warrant Shares") at a price of U.S.$0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the Warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

Paradigm Capital Inc. ("Paradigm"), Bolder Investment Partners Ltd. ("Bolder") and Union Securities Ltd. ("Union")(collectively, the "Placement Agents") acted as placement agents for the Canadian Private Placement on a best efforts basis. The Placement Agents’ compensation consists of a cash commission equal to 8% of the Gross Proceeds, 419,040 Common Shares (the "Placement Agent Shares") and an option to acquire 838,080 Common Shares at U.S.$0.80 per unit, subject to adjustment, until July 13, 2012 (the "Placement Agent Options"). (The shares of common stock issuable upon exercise of the Placement Agent Options shall be referred to as the "Placement Agent Option Shares".) The exercise price of the Placement Agent Options is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Canadian Private Placement, the Company entered into a registration rights agreement (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Shares, the Placement Agent Options and the Placement Agent Option Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

If, the fifth business day following the later of: (a) a receipt being issued by the relevant securities regulatory authorities in Canada for the final prospectus qualifying the Common Shares and the Warrants to be issued upon the exercise of the Special Warrants, or (b) this Registration Statement being declared effective by the U.S. Securities and Exchange Commission, has not occurred on or before November 10, 2009 (120 days following the closing date), than each unexercised Special Warrant will be deemed exercised for 1.1 Common Shares and 1.1 Warrants.

In connection with the Canadian Private Placement, each of the Company’s officers and directors have entered into lock-up agreements in favor of the Placement Agents pursuant to which they have agreed not to sell or transfer their shares for a period of 90 days following the fifth business day after the later of (a) the date the Company receives a receipt for a prospectus qualifying the Common Shares and the Warrants issuable upon exercise of the Special Warrants, and (b) the date this Registration Statement is declared effective by the U.S. Securities and Exchange Commission, unless they first obtain the prior written consent of Paradigm or there occurs a take-over bid or similar transaction involving a change of control of the Company.

The issuances under the Canadian Private Placement were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian Private Placement are U.S. persons, no sales efforts were conducted in the U.S., and the Common Shares, the Warrants, the Warrant Shares, the Placement Agent Shares, the Placement Agent Options and the Placement Agent Option Shares issued in connection with the Canadian Private Placement contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with Regulation S and pursuant to applicable Canadian securities laws.

U.S. Private Placement

On July 22, 2009, concurrently with the Canadian Private Placement, the Company completed an offering of 350,000 units to investors in the United States (the "U.S. Private Placement" and together with the Canadian Private Placement, the "July 2009 Private Placements"). No placement agent was used for the U.S. Private Placement and no commissions were paid in connection therewith. As in the Canadian Private Placement, each unit consists of one Common Share and one Warrant. Each Warrant entitles the holder thereof to purchase one Common Share at an initial exercise price of US$0.80 per common share and expires on July 22, 2012. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

The issuances under the U.S. Private Placement were exempt from registration under Section 4(2) of the Securities Act. The Common Shares, the Warrants and the Warrant Shares issued in connection with the U.S. Private Placement are subject to statutory resale restrictions under the Securities Act and contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Securities Act.

Additional Disclosures

Set forth below is certain additional information regarding the Special Warrants.

Total Dollar Value of Securities

The total dollar value of the Common Shares, Warrant Shares and Placement Agent Option Shares that are being registered for resale (using the total number of shares that we have registered for resale and the market price per share on the date of sale) are as follows:

Common Shares, Warrant Shares and Placement Agent Shares	Market Price at August 26, 2009 (1)	Dollar Value of Underlying Securities
25,074,320	$0.54	$13,540,132

(1) Fair market value based on the average of the high and low prices reported on the Over the Counter Bulletin Board on August 26, 2009.

Cash Payments in Connection with the Offering

Placement agent and other fees	Payment Reference	Date	Amount
Paradigm Capital, Inc.	Placement Agent Fee	July 13, 2009	$ 4,800
Bolder Investment Partners Ltd. (“Bolder”) a	Placement Agent Fee	July 13, 2009	$ 256,649
Union Securities Ltd.	Placement Agent Fee	July 13, 2009	$ 73,900.
Cassels Brock & Blackwell LLP, Toronto	Legal and Due Diligence Fee of Investors	July 13, 2009	$ 75,000
Total			$ 410,349

Existing Short Positions by Selling Security Holders

Based upon information provided by the selling security holders, to the best of management's knowledge, the Company is not aware of any of the selling security holders having an existing short position in the Company's common stock.

Relationships Between the Company and Selling Security Holders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Directors and Executive Officers

Name	Age	Position	Position since
Horst G. Zerbe	62	Chairman of the Board, President and Chief Executive Officer	April 2006
Paul A. Simmons	47	Chief Financial Officer	September 2008
J. Bernard Boudreau(1) (2)	65	Director	June 2006
Ian Troup(1) (2)	67	Director	May 2008
Bernd Melchers (1)	58	Director	April 2009
Ingrid Zerbe	55	Secretary, Director Finance and Administration	April 2006

(1) Audit Committee member
(2) Compensation Committee member

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe has more than 20 years experience in the pharmaceutical industry. He has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he was Vice President of R&D at LTS Lohmann Therapy Systems in West Caldwell, NJ. He has published numerous scientific papers in recognized journals and holds over 30 patents.

Paul A. Simmons

Mr. Simmons was appointed as our Chief Financial Officer in September 2008. From 2003-2008, Mr. Simmons was employed by the CLAAS Group, a leading manufacturer of agricultural harvesting machinery. Mr. Simmons was initially based at Group HQ in Germany as Head of Corporate Controlling. In August 2005, he was transferred to the Baler Manufacturing subsidiary (Usines CLAAS France). In September 2006, Paul was transferred to French subsidiary Renault Agriculture to restructure and integrate the newly acquired Tractor Manufacturing Division into the CLAAS Group.

Mr. Simmons’ international finance credentials include an Association of Financial Controllers and Administrators (AFCA) certification, and a designation with the Association of Accounting Technicians (MAAT). He has expertise in both U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS).

J. Bernard Boudreau

Mr. Boudreau has been a director of IntelGenx since June 2006. Since 2005, Mr. Boudreau has served as the Vice-president of Pharmeng International Inc., a company listed on the Toronto Stock Exchange. From 2001 to July 2005, he was President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S.. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada.

Mr. Boudreau has worked as a lawyer and as a public official in Canada. His litigation experience includes appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993 he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

Ian Troup

Mr. Troup has been a director of IntelGenx Technologies Corp. since May 2008. Since April 2008 Mr. Troup has been a Director of Vital Medix, an early stage drug development company. In July 2007 he was appointed to the Board of Medisyn Technologies Inc., a privately held "in silica" drug discovery and development company. From September 1995 until December 2003, Mr. Troup was President and COO of Upsher-Smith Laboratories, a privately held generic company.

Born and educated in Scotland, Mr. Troup has worked in the pharmaceutical industry for over 35 years. Originally an industrial chemist, he has served in roles in the sales and marketing area for several leading companies. As President, he led the UK wing of Schwarz Pharma for 7 years before serving as President in Schwarz's subsidiary in the USA for an additional 9 years. Following this he served as President/COO of Upsher-Smith Laboratories. His experience includes new product development and launch, M&A work and strategic planning.

Bernd Melchers

Mr. Melchers has been a director of IntelGenx Technologies Corp. since April 2009. Mr. Melchers is a 30-year veteran of the pharmaceutical industry with extensive hands-on international experience in corporate financial management. He also brings a wealth of international team management skills and leadership experience. From January 2001 until December 2004 Mr. Melchers was Chief Financial Officer at 3M Dyneon GmbH & Co. KG, Germany. Prior to this he was, from July 1995 to December 2000, Controller at the European Business Center of 3M Medical Markets Europe in Belgium.Mr. Melchers retired from his position at 3M Dyneon Group in 2004.

Ingrid Zerbe

Mrs. Zerbe is our Corporate Secretary, Director of Finance and Administration and is a full time employee of IntelGenx . Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the president of IntelGenx Corp, since its incorporation in June 2003 until December, 2005. She has been a Director of the subsidiary since its incorporation in June, 2003 and a Director of the parent company from April 2006 until August 2006. Prior to founding IntelGenx, she worked in the travel industry. She holds a bachelor degree in economics from the business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

Key Personnel and Consultants

James Wittenberg, R.Ph, MS

Mr. Wittenberg serves as IntelGenx's Vice President Business Development since August, 2007. He has accumulated over 20 years of experience in the pharmaceutical industry in market research and most recently as Director of Business Development at Schwarz Pharma.

Nadine Paiement, MSc

Ms. Paiement serves as our Director of Research & Development. She joined IntelGenx in 2006. Ms. Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, and is co-inventor of IntelGenx's Tri-Layer technology. Prior to joining IntelGenx, she worked for five years as a formulation scientist at Smartrix Technologies, Inc.

CORPORATE GOVERNANCE

The Board of Directors Meetings of the Board of Directors

The Company's Board of Directors held four meetings during our 2008 Fiscal Year.

Compensation of the Board of Directors

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2008 Fiscal Year, our non-employee directors were granted options to purchase an aggregate number of 126,176 shares of our common stock. Since November of 2008 our directors receive cash compensation of CDN $500 for attending board meeting in person and CDN$100 for participating in board meetings via teleconference. Effective as at the third quarter of 2009 the board of directors resolved, that the non-employee directors of the board will receive an annual stipend of C$12,000, paid in quarterly installments. Furthermore an attendance fee of CDN$1,000 will be paid per board meeting. The chairmen of the board committees are entitled to receive an additional C$500 and the members of the committees will receive an additional C$250 for attending the committee meetings.

Committees of the Board of Directors

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee. The Audit Committee is currently composed of J. Bernard Boudreau, Ian Troup and Bernd Melcher. The Audit Committee held four meetings during our 2008 Fiscal Year. Joel Cohen had served on the Audit Committee until his resignation from the board of directors in June 2009.

Our Audit Committee assists our board of directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is J. Bernard Boudreau. Our Audit Committee’s responsibilities include, among others (i) recommending to the board of directors the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non- audit service to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

Accordingly, the Audit Committee discusses with RSM Richter, LLP, our auditors, our audited financial statements, including, among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Audit Committee Financial Expert. Joel Cohen served as our Audit Committee financial expert until his resignation in June of 2009. Mr. Cohen was not an “independent director”, as defined in the Nasdaq Stock Market, Inc. Marketplace Rules. Since Mr. Cohen's resignation, Mr. Bernd Melchers serves as the Financial Expert of the Audit Committee. Mr. Melchers is an ‘independent director’ as defined in the Nasdaq Stock Market, Inc. Marketplace Rules.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of J. Bernard Boudreau and Ian Troup. The Compensation Committee held its formal annual meeting in September 2008 during the 2008 Fiscal Year. David Coffin-Beach served on the Compensation Committee until his resignation from the board of directors March 17, 2009. The Compensation Committee held its formal annual meeting in September 2008 during the 2008 Fiscal Year.

Our Compensation Committee reviews and makes recommendations to our board of directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer and the Chief Financial Officer of the Company. Our Compensation Committee is comprised of non-management members of our board of directors and is required to convene at least annually. Until his resignation in March of 2009 Mr. Coffin-Beach was the chairman of our compensation committee. Following his resignation, Mr. Ian Troup filled the position as chairman of the committee.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of J. Bernard Boudreau and Ian Troup. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Executive Compensation

The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

     Salary. The Compensation Committee and the Board of Directors will review base salaries for the Company's executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives.

     Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's Stock Option Plan, the Board of Directors or the Compensation Committee may authorize the grant of options to purchase common stock of the Company to key employees of the Company. The options generally vest in increments over a period of years established at the time of grant except for the options granted to the non-employees directors which vest immediately.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding common stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 22,350,113 shares of common stock outstanding as of August 28, 2009. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6425 Abrams, Ville St-Laurent, Quebec, H4S 1X9.

Name and Address	Amount and Nature of		Percent of
Of Owner	Beneficial Ownership		Class
Horst G. Zerbe(1)	4,934,643.5	(1)	22.1%
Ingrid Zerbe(2)	5,956,356.5	(2)	26.6%
Joel Cohen(3)	580,000	(3)	2.6%
Bernard Boudreau (4)	133,088	(4)	*
Ian Troup(5)	75,000	(5)	*
Paul A. Simmons(6)	50,000	(6)	*
All directors and officers as a group (6 persons) (11)	11,729,088		52.5%
AGF Canadian Small Cap Fund TD Bank Tower, 31st Floor Toronto ON M5K 1E9	2,082,915	(7)	9.99%
Northern Rivers Capital Management Inc. Royal Bank Plaza North Tower, Suite 2000 200 Bay Street, P.O. Box 66 Toronto ON M5J 2J2	2,082,915	(8)	9.99%

* Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the "Exchangeable Shares"). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote 4,709,643.5 shares of common stock which are currently held in trust on behalf of Horst Zerbe. The 4,709,643.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Secretary and our director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote 5,731,356.5 shares of common stock which are currently held in trust on behalf of Ingrid Zerbe. The 5,731,356.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. Horst Zerbe and Ingrid Zerbe are husband and wife.

(3) In connection with the acquisition of IntelGenx in 2006, Joel Cohen became a Director and acquired 1,571,713 Exchangeable Shares. In June of 2009 Joel Cohen disposed of 1,021,713 Exchangeable Shares. He also exchanged of 220,000 Exchangeable Shares into Common Shares and in July of 2009 he disposed the 220,000 common shares. The remaining 350,000 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Joel Cohen’s discretion. Prior to exchanging the Exchangeable Shares for shares of common stock, Joel Cohen has the right to vote 350,000 shares of common stock which are currently held in trust on behalf of Joel Cohen. The 350,000 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Mr. Cohen’s beneficial ownership includes 250,000 exercisable options to purchase common stock at an exercise price of $0.41 granted on November 13, 2006 and 25,000 exercisable options to purchase common stock at an exercise price of $1.15, granted on August 9, 2007. Mr. Cohen resigned from the board of directors on June 30, 2009.

(4) Mr. Boudreau's beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.70 (adjusted from $0.41 in May 2008), granted in October 2006, 32,500 exercisable options to purchase common stock at an exercise price of $1.15, granted on August 9, 2007 and 25,588 options to purchase common stock at an exercise price of $0.85. On November, 2008 Mr. Boudreau exercised 35,000 options at an exercise price of $0.41 in exchange for the same number of shares of common stock.

(5) Mr. Troup’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.85, granted in September of 2008.

(6) Mr. Simmon's beneficial ownership consists of 100,000 options to purchase common stock at an exercise price of $0.85, granted in September of 2008. The Options vest over two years, 25% every six months, 50,000 of which are exercisable within 60 days of this 10K filing.

(7) AGF is the beneficial owner of an aggregate of 1,143,000 shares of common stock and 1,143,000 shares of common stock underlying two-year warrants exercisable at $1.02, subject to adjustment. However, AGF has contractually agreed to restrict its ability to exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, this column represents the aggregate maximum number and percentage of shares that AGF can own at one time due to the 9.99% limitation.

(8) Northern Rivers is the beneficial owner of an aggregate of 1,429,000 shares of common stock and 1,429,000 shares of common stock underlying two-year warrants exercisable at $1.02, subject to adjustment. However, Northern Rivers has contractually agreed to restrict its ability to exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, this columns represents the aggregate maximum number and percentage of shares that Northern Rivers can own at one time due to the 9.99% limitation.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
Horst Zerbe, President and CEO	2008 2007	178,427 176,536	Nil Nil	Nil Nil	178,427 176,536
Paul A. Simmons CFO(1)	2008 2007	45,738 N/A	Nil	16,917(2)	62,655
Gino Di Iorio, CFO (3)	2008 2007	78,921 46,235	12,731(4) Nil	Nil Nil	91,652 46,235

(1) Mr. Paul A. Simmons joined the Company in September 2008.

(2) Mr. Paul A. Simmons received a cash compensation for services provided prior to his employment agreement.

(3) Mr. Di Iorio was the Company's chief financial officer from August, 2007 until to July, 2008. As per his employment agreement he was entitled to receive his base salary until October of 2008.

(4) As a result of his departure from the Company, Mr. Di Iorio was only be entitled to exercise half, or 37,500, of the options granted to him. The vested options to purchase common stock expired un-exercised in November of 2008.

Compensation Discussion and Analysis

Employment Agreements

Horst Zerbe. Effective December 1, 2005, we entered into an employment agreement with Dr. Horst Zerbe, our President and Chief Executive Officer. The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CDN$175,000 per year; and (2) an annual bonus equal to 50% of base salary upon the performance of certain milestones set out by the board of directors.

As per recommendation of the Compensation Committee the board of directors approved the increase of Mr. Zerbe’s minimum base salary by 5% to CDN$183,750 effective as of September 2008 (US$171,364 at year-end 2008).

Paul A. Simmons. Effective September 1, 2008, we entered into an employment agreement with Mr. Paul A. Simmons, to serve as our Chief Financial Officer. Under the agreement, Mr. Simmons is entitled to receive: (1) a minimum base salary of CDN$150,000 (US$110,965 at year-end 2008) per year, and (2) option grants under the 2006 Stock Option Plan, and (3) an annual bonus up to 30% of his base salary upon the achievement of specific performance targets established by the board of directors.

Gino Di Iorio. Effective August 6, 2007, we entered into an employment agreement with Mr. Gino Di Iorio, to serve as Chief Financial Officer. Under the agreement, Mr. Di Iorio is entitled to receive: (1) a minimum base salary of CDN$110,000 (US$110,965 at year-end 2007) per year, and (2) option grants under the 2006 Stock Option Plan. Mr. Di Iorio’s agreement was terminated in July of 2008.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2008, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	225,000	Nil	Nil	0.41	Nov. 9, 2011
Paul A. Simmons	Nil	100,000 [1]	Nil	0.85	Sep.8, 2013

1 On September 8, 2008, 100,000 options were granted to Mr. Paul Simmons in connection with his employment agreement. The options vest over two years, none of which are exercisable as of year-end 2008.

Director Compensation

The following table sets forth compensation paid to each named director during the year end December 31, 2008.

In addition, directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the board of directors or any committee of the board of directors.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Bernhard J. Boudreau[4]	466	Nil	10,174[1]	Nil	Nil	18,921[5]	29,561
David Coffin-Beach[4]	93	Nil	10,174[2]	Nil	Nil	18,921[6]	29,188
Joel Cohen[4]	466	Nil	Nil	Nil	Nil	Nil	466
Ian Troup[4]	466	Nil	30,398[3]	Nil	Nil	Nil	30,864

1Represents 25,588 options issued on May 22, 2008

2Represents 25,588 options issued on May 22, 2008

3Represents 75,000 options issued on September 8, 2008

4 As of November 2008 non-employee directors are entitled to a cash compensation fee of CDN$500 per board meeting attendance and CDN$100 per board meeting attendance by conference call. The cash amounts represent the equivalent U.S. Dollar value measured at the appropriate year end exchange rate used in the financial statements.

5Represents the grant of a one-time cash compensation in form of a retainer for services provided as chairman of the Audit Committee. Mr. Boudreau used the total retained compensation to exercise stock option in August of 2008.

6Represents the grant of a one-time cash compensation in form of a retainer for services provided as chairman of the Compensation Committee.

Directors’ and Officers’ Liability Insurance

We carry directors’ and officers’ liability insurance at an approximate annual cost of $18,188.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

During the year ended December 31, 2008, $5,614 of interest was paid to Ingrid Zerbe, our secretary and director of finance and administration for interest on a long-term shareholder loan. The loan is unsecured, bears interest at 6% per annum and is not repayable prior to January 1, 2010. The amount outstanding at December 31, 2008, was $101,193. Ingrid Zerbe was also paid $18,882 under an equipment lease for the year ended 2008. The lease expires on August 31, 2010.

Director Independence

Three of our four directors, J. Bernard Boudreau, Ian Troup and Bernd Melchers, are deemed “independent directors”, as defined by the Nasdaq Stock Market, Inc. Marketplace Rules. We cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Family Relationships

Horst Zerbe and Ingrid Zerbe are husband and wife.

PLAN OF DISTRIBUTION

Each selling security holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered by this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. A selling security holder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock owned by him and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the common stock and the warrants, but the Company will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the Warrants, as well as from the exercise of the Placement Agent Options. The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

We have an authorized capital of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of August 28, 2009, 22,350,113 shares of common stock were outstanding. There were no shares of preferred stock outstanding as of August 28, 2009.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of common stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non assessable.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof.

LEGAL PROCEEDINGS

On June 23, 2009, the United States Food and Drug Administration ("FDA") accepted for filing a New Drug Application ("NDA") which sought permission for Cary Pharmaceuticals Inc. ("Cary") and the Company to market generic versions of the antidepressant CPI-300. The Company and Cary are jointly developing CPI-300 for commercialization pursuant to a collaborative agreement by and between the Company and Cary as amended on April 7, 2008. CPI-300 is a higher strength form of the anti-depressant Wellbutrin XL. In response to the filing of the NDA, Biovail Laboratories SLR ("Biovail"), the patent holder of Wellbutrin XL, filed a lawsuit in the U.S. District Court for the District of Delaware against Cary for patent infringement under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984, known as the "Hatch-Waxman Act," with respect to Biovail’s U.S. Patent No. 6,096,341. In Cary’s Paragraph IV certification set forth in the NDA, Cary contended that Biovail’s patents would not be infringed by CPI-300. Pursuant to the Hatch-Waxman Act, the filing of the patent infringement lawsuit against Cary by Biovail instituted an automatic stay of any FDA approval of the NDA until the earlier of a judgment, or January 3, 2012. The Biovail lawsuit seeks to prevent the manufacture, use, offer to sell or sale of CPI-300 in the United States during the life of the Biovail patent. The Company and Cary believe that CPI-300 does not infringe Biovail’s patent and will vigorously assert their rights.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Hodgson Russ LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2008 and 2007 included in this registration statement have been audited by RSM Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify our officers and directors to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The financial statements for the fiscal years ending December 31, 2008 and 2007 are set forth on pages F-1 through F-25.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

IntelGenx Technologies Corp.

22,909,120 Shares of Common Stock
10,826,000 Warrants

PROSPECTUS

__________________, 2009

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling security holders.

Securities and Exchange Commission registration fee	$895
Printing fees	-
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Miscellaneous expenses	1,000
Total(1)	$26,895

(1) The amounts set forth above are estimates except for the Securities and Exchange Commission registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

IntelGenx has agreed to indemnify its officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL. Pr (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following issuance of shares were exempt from registration under section 4(2) of the Securities Act, Regulation D and/or Regulation S promulgated thereunder:

On May 22, 2007, we completed the sale of 8% Secured Convertible Debentures in an aggregate principal amount of approximately $1.5 million to certain institutional and accredited investors, pursuant to a Securities Purchase Agreement. The Company received net proceeds of approximately $1.36 million. Proceeds were used for general working capital purposes and to repay a secured bank loan.(see CAPITAL STOCK above) Carter Securities LLC served as placement agent in connection with the sale of debentures.

On March 27, 2008, we completed a private placement to certain accredited investors and issued 4,001,000 units of our securities at $0.70 per unit for gross proceeds of approximately $2.8 million. Each unit consists of one share of the Company’s common stock and one two-year warrant to purchase one share of common stock at an initial exercise price of $1.02 per share, subject to adjustment. After deduction of costs related to the private placement, the Company received net proceeds of approximately $2,538,651. Paradigm served as placement agent in connection with this offering. Proceeds from the private placement were used to support the Company’s CPI300 project and for general working capital purposes.

On July 13, 2009, we completed an offering to investors of 10,476,000 special warrants at a price of CDN$0.40 per Special Warrant for gross proceeds of approximately CDN$4,200,000. Each special warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of U.S.$0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. (collectively, the "Placement Agents") acted as placement agents for the Canadian Private Placement on a best efforts basis. The Placement Agents’ compensation consists of a cash commission equal to 8% of the Gross Proceeds, 419,040 Common Shares (the "Placement Agent Shares") and an option to acquire 838,080 Common Shares at U.S.$0.80 per unit, subject to adjustment, until July 13, 2012 (the "Placement Agent Options"). (The shares of common stock issuable upon exercise of the Placement Agent Options shall be referred to as the "Placement Agent Option Shares".) The exercise price of the Placement Agent Options is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. Proceeds from the offering will be used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repay outstanding convertible notes, working capital and capital expenditures, as well as strategic investments including business development and pharmaceutical research and development.

On July 22, 2009, the Company completed an offering of 350,000 units to investors in the United States. Each unit entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of $0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of the Company's common stock, subsequent equity sales or rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. No placement agent was used for the U.S. Private Placement and no commissions were paid in connection therewith. Proceeds from the offering will be used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repay outstanding convertible notes, working capital and capital expenditures, as well as strategic investments including business development and pharmaceutical research and development.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Share exchange agreement dated April 10, 2006, incorporated by reference to the Form 8-K/A filed on April 28, 2006
3.1	Articles of incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999)
3.2	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999)
3.3	Amendment to the Articles of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333-135591) filed on August 28, 2006)
3.4*	Amendment to the Articles of Incorporation
4.1	Agency Agreement, dated as of July 13, 2009, by and among the Company, Bolder Investment Partners Ltd., Union Securities Ltd. and Paradigm Capital Inc. (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.2	Registration Rights Agreement, dated as of July 13, 2009, by and among the Company, Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.3	Form of Subscription Agreement for Canadian Private Placement (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.4	Form of Special Warrant (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.5	Form of Warrant (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.6	Form of Compensation Option (incorporated by reference to the Form 8-K filed on July 14, 2009)
4.7+	Form of Subscription Agreement for U.S. Private Placement
5.1*	Legal Opinion
9.1	Voting Trust agreement (incorporated by reference to the Form 8-K/A filed on April 28, 2006)
10.1	Horst Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.2	Joel Cohen consulting agreement (incorporated by reference to the Form SB-2 (File No. No. 333-135591) filed on July 3, 2006)
10.3	Ingrid Zerbe employment agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.4	Registration rights agreement, incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.5	Principal's registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.6	Investor relations consulting agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.7	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006)
10.8	Form of Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.9	Form of 8% Secured Convertible Debenture (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.10	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.11	Form of Warrant (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.12	Form of Security Agreement (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.13	Subsidiary Guarantee (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.14	Deed of Hypothec (incorporated by reference to the Form 8-K filed on May 23, 2007)
10.15	Agency Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.16	Form of Subscription Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.17	Form of Amending Letter to Subscription Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.18	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.19	Form of Warrant (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.20	Form of Lock up Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008)
10.21	Broker’s Warrant (incorporated by reference to the Form S-1 filed on March 24, 2009)
10.22	Form of Amended and Restated Warrant (incorporated by reference to the Form 8-K filed on August 4, 2008)
10.23	Employment Contract Paul A. Simmons (incorporated by reference to the Form 8-K filed on September 5, 2008)
10.24	Amended and Restated 2006 Stock Option Plan, May 29, 2008 (incorporated by reference to the Form 10-K filed on March 25, 2009)
10.25	Warrants dated March 16, 2006 issued to Patrick J. Caruso (incorporated by reference to the Form SB-2 (File No. 333-135591), filed on July 3, 2006)
14.1	Code of Ethics (incorporated by reference to the Form S-1 filed on March 24, 2009)
16.1	Letter on change in certifying accountant (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
23.1*	Consent of RSM Richter LLP
* Filed herewith.
+ Filed previously

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Not applicable.

(ii) Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst Zerbe his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ville St- Laurent, Province of Quebec, on September 4, 2009.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Name: Horst G. Zerbe
Title: Chief Executive Officer and President (Principal Executive
Officer)

By:	/s/ Paul A. Simmons
Name: Paul A. Simmons
Title: Chief Financial Officer, (Principal Accounting and Financial
Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Horst G. Zerbe	September 4, 2009
Name: Horst G. Zerbe
Title: Director, Chief Executive Officer and President

By: /s/Paul A. Simmons	September 4, 2009
Name: Paul A. Simmons
Title: Chief Financial Officer (Principal Accounting and
Financial Officer)

By: /s/ Bernard Boudreau	September 4, 2009
Name: Bernard Boudreau
Title: Director

By: /s/ Ian Troup	September 4, 2009
Name: John (Ian Troup)
Title: Director

By: /s/ Bernd Melchers	September 4, 2009
Name: Bernd Melchers
Title: Director

IntelGenx Technologies Corp.
Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

IntelGenx Technologies Corp.

Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

Contents
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets	F-2
Statements of Shareholders' Equity	F3 - F-4
Statements of Operations and Comprehensive Loss	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 - F-30

RSM Richter LLP
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
IntelGenx Technologies Corp.

We have audited the accompanying consolidated balance sheets of IntelGenx Technologies Corp. as at December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations, comprehensive loss, and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in note 2 to the financial statements, the Company has experienced operating losses and requires significant capital to finance operations and repay existing indebtedness. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as at December 31, 2008 included in the accompanying 10 – K filing and, accordingly, we do not express an opinion thereon.

RSM Richter LLP (signed)

Chartered Accountants

Montreal, Quebec
March 23, 2009

IntelGenx Technologies Corp.

Consolidated Balance Sheets
As at December 31, 2008 and 2007
(Expressed in U.S. Funds)

		2008	2007
Assets
Current
Cash and cash equivalents		$555,999	$330,967
Restricted cash (note 6)		277,220	-
Accounts receivable		317,063	427,476
Income taxes recoverable		-	11,028
Prepaid expenses		44,936	23,443
Investment tax credits receivable		269,156	243,006
		1,464,374	1,035,920
Property and Equipment (note 7)		157,156	235,244
		$1,621,530	$1,271,164

Liabilities
Current
Accounts payable and accrued liabilities		525,661	261,485
Convertible notes, less unamortized discount of $515,739 (note 10)		714,502	-
Deferred income tax liability		127,408	-
		1,367,571	261,485
Loan Payable, Shareholder		82,357	101,193
Convertible Notes, less unamortized discount $1,082,366 (note 10)		-	417,634
Deferred Income Tax Liability		-	278,988
Commitments (note 11)
Shareholders' Equity
Capital Stock (note 12)		209	162
Additional Paid-in-Capital		5,080,780	2,071,818
Accumulated Other Comprehensive Income		(184,342)	58,542
Accumulated Deficit		(4,725,045)	(1,918,658)
		171,602	211,864
		$1,621,530	$1,271,164

See accompanying notes

Approved on Behalf of the Board:
/s/ J. Bernard Boudreau	Director
/s/ Horst G. Zerbe	Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2007
(Expressed in U.S. Funds)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive		Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity

Balance - December 31, 2006	16,007,489	$160	$1,165,403	$(19,619)	$(817,865)	$328,079
Foreign currency translation adjustment	-	-	-	78,161	-	78,161
Debenture conversion	149,657	2	104,757	-	-	104,759
Warrants issued, net of transaction costs of $121,063	-	-	452,023	-	-	452,023
Stock-based compensation	-	-	202,607	-	-	202,607
Beneficial conversion feature, net of a deferred income
tax liability of $343,065	-	-	147,028	-	-	147,028
Net loss for the year	-	-	-	-	(1,100,793)	(1,100,793)
Balance – December 31, 2007	16,157,146	$162	$2,071,818	$58,542	$(1,918,658)	$211,864

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2008
(Expressed in U.S. Funds)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive		Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity

Balance - December 31, 2007	16,157,146	$162	$2,071,818	$58,542	$(1,918,658)	$211,864
Foreign currency translation adjustment	-	-	-	(242,884)	-	(242,884)
Issue of common stock, net of transaction costs of
$415,290 (note 12)	4,001,000	40	1,712,630	-	-	1,712,670
Warrants issued, net of transaction costs of $131,291
(note 13)	-	-	541,449	-	-	541,449
Cashless warrants exercised (note 13)	5,186	-	-	-	-	-
Agent’s options (note 13)	-	-	95,000	-	-	95,000
Stock-based compensation (note 13)	-	-	161,035	-	-	161,035
Options exercised (note 13)	191,500	2	88,663	-	-	88,665
Warrants exercised (note 13)	100,000	1	40,999	-	-	41,000
Modification of warrant terms (note 13)	-	-	92,571	-	-	92,571
Debenture conversions (note 10)	235,714	2	164,998	-	-	165,000
Stock compensation to debenture holders (note 13)	159,456	2	111,617	-	-	111,619
Net loss for the year	-	-	-	-	(2,806,387)	(2,806,387)
Balance – December 31, 2008	20,850,002	$209	$5,080,780	$(184,342)	$(4,725,045)	$171,602

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statements of Operations and Comprehensive Loss
For the Year Ended December 31, 2008 and 2007
(Expressed in U.S. Funds)

	2008	2007

Revenue	$945,746	$835,376
Interest	30,864	27,355
	976,610	862,731
Expenses
Research and development	2,085,433	777,773
Research and development tax credits	(305,692)	(174,399)
Management salaries	551,771	328,513
General and administrative	212,915	166,249
Professional fees	695,158	424,817
Depreciation	51,772	42,003
Foreign exchange	(122,915)	113,552
Interest and financing fees	766,136	349,093
	3,934,578	2,027,601
Loss Before Income Taxes	(2,957,968)	(1,164,870)
Income taxes (note 14)	(151,581)	(64,077)
Net Loss	(2,806,387)	(1,100,793)
Other Comprehensive Loss
Foreign currency translation adjustment	(242,884)	78,161
Comprehensive Loss	$(2,563,503)	$(1,022,632)
Basic Weighted Average Number of Shares Outstanding	19,657,224	16,042,791
Basic and Diluted Loss Per Common Share (note 17)	$(0.14)	$(0.07)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Cash Flows
For the Year Ended December 31, 2008 and 2007
(Expressed in U.S. Funds)

	2008	2007

Funds Provided (Used) -
Operating Activities
Net loss	$(2,806,387)	$(1,100,793)
Depreciation	51,772	42,003
Investor relations services	50,421	68,349
Stock-based compensation	110,661	202,607
Modification of warrant terms	92,571	-
Interest accretion	465,918	195,317
Deferred income tax	(151,581)	(64,077)
Amendment of convertible notes	111,619	-
	(2,075,006)	(656,594)
Changes in non-cash operating elements of working capital	337,974	(312,065)
	(1,737,032)	(968,659)
Financing Activities
Repayment of long-term debt	-	(107,871)
Issue of capital stock	2,930,365	-
Transaction costs	(451,581)	(229,323)
Convertible notes	-	1,500,000
	2,478,784	1,162,806
Investing Activities
Additions to property and equipment	(7,057)	(82,961)
Restricted cash (note 6)	(277,220)	-
	(284,277)	(82,961)
Increase in Cash and Cash Equivalent	457,475	111,186
Effect of Foreign Exchange on Cash and Cash Equivalents	(232,443)	(7,797)
Cash and Cash Equivalents
Beginning of Year	330,967	227,578
End of Year	$555,999	$330,967

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

1.	Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $4,725,045 (2007 $1,918,658). To date, the Company’s operations have been financed principally through the issuance of capital stock, long term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attain profitable operations. With the Company's existing working capital levels, it will be able to continue operations at least through the end of the second quarter of fiscal 2009.

The Company's strategy is to continue to focus on the development of novel oral immediate release and controlled release products for the branded and generic pharmaceutical markets. The Company will continue to develop novel, orally administered drug delivery products based upon its proprietary oral drug delivery technologies and will continue to position itself as a provider of product development services for the pharmaceutical industry.

To date revenues consisted primarily of research and development fee revenues and have not been sufficient to sustain operations. However, the Company expects to generate revenues from sales and manufacturing royalties in future years following development and commercialization of products within its current pipeline.

The first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008. Management anticipates generating royalty revenue of between $0.5 million and $0.75 million from royalty payments from this product in fiscal 2009. In addition, management is actively pursuing marketing opportunities for the product outside of the USA.

The Company currently has a pipeline of 11 products under development. Of the products under development, CPI- 300, an oral antidepressant formulated using the Company’s proprietary controlled release technology, is the most advanced. The Company is currently finalizing the preparation of a 505(b)(2) New Drug Application for this product that is expected to be filed with the FDA in the first quarter of 2009.

Nonetheless, in order to achieve profitability, revenue streams will have to increase significantly from current levels and there is no assurance that revenues can increase to such a level.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

2.	Going Concern (Cont’d)

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000, of which $1,230,241 remained outstanding at December 31, 2008. The notes are repayable on September 22, 2009. The notes are convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share.

The Company raised net cash proceeds of $2,478,784 through the issuance of common shares in the year ended December 31, 2008. We are seeking additional funding through additional equity and/or debt financings. However, there can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us. Any financing, if available, may involve restrictive covenants that impact our ability to conduct our business and raise additional funds. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations, including the development and/or commercialization of one or more of our product candidates. The Company may also receive funds through the exercise of outstanding stock options and warrants in addition to funds that may be generated from pre- commercialization payments. There can be no assurance that such proceeds, if any, will be material.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Nature of Business

The Company specializes in the development of pharmaceutical products in co-operation with various pharmaceutical companies. The Company has developed three proprietary technologies and is currently utilizing these to develop 11 products, 7 of which are partnered and 4 of which are in the clinical development stage.

The Company’s first product, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include the allowance for doubtful accounts, useful lives and impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued with the convertible notes, the investments tax credits receivable and the resulting impact on the allocation of the proceeds between the convertible notes, the beneficial conversion feature and the warrants.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

The Company recognizes revenue from research and development contracts as the contracted services are performed or when milestones are achieved, in accordance with the terms of the specific agreements and when collection of the payment is reasonably assured. In addition, the performance criteria for the achievement of milestones are met if substantive effort was required to achieve the milestone and the amount of the milestone payment appears reasonably commensurate with the effort expended. Amounts received in advance of the recognition criteria being met, if any, are included in deferred income.

The Company has license agreements that specify that certain royalties are earned by the Company on sales of licensed products in the licensed territories. Licensees report sales and royalty information in the 45 days after the end of the quarter in which the activity takes place and typically do not provide the Company with forward estimates or current-quarter information. Because the Company is not able to reasonably estimate the amount of royalties earned during the period in which these licensees actually ship products, royalty revenue is not recognized until the royalties are reported to the Company and the collection of these royalties is reasonably assured.

Sales Tax

A company should disclose the amount of those taxes that is recognized on a gross basis in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. While the amounts are not material, the Company’s policy is to present such taxes on a net basis in the consolidated statements of operations.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Cash and Cash Equivalent

Cash and cash equivalent is comprised of cash on hand and a term deposit with an original maturity date of less than three months that are stated at cost, which approximates market value.

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written-off when they receive them. Management considers that no allowance for doubtful accounts is necessary in order to adequately cover exposure to loss in its December 31, 2008 and 2007 accounts receivable.

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the methods as follows:

On the declining balance method -
Laboratory and office equipment	20%
Computer equipment	30%

On the straight-line method -
Leasehold improvements	over the lease term

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repair and maintenance are expensed as incurred.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Foreign Currency Translation

The Company's reporting currency is the United States dollar. The Canadian dollar is the functional currency of the Company's Canadian operations, which is translated to the United States dollar using the current rate method. Under this method, accounts are translated as follows:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rates prevailing during the year.

Gains and losses arising from foreign currency translation are included in other comprehensive income.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Share-Based Payments

The Company accounts for share-based payments in accordance with the provisions of FAS 123R "Share-based payments (Revised)" and accordingly recognizes in its financial statements share-based payments at their fair value. In addition, the Company will recognize in the financial statements an expense based on the grant date fair value of stock options granted to employees. The expense will be recognized on a straight-line basis over the vesting period and the offsetting credit will be recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital will be recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. The Company uses the Black-Scholes-Merton option pricing model to determine the fair value of the options.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. Any antidilutive instruments are excluded from the calculation of diluted loss per share.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary (minority interest) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. We expect SFAS 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact that this statement will have on its disclosures related to derivative instruments and hedging activities.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

The FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. Statement 162 is effective 60 days following the Securities and Exchanges Commission's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 will not have a material effect on the Company’s financial position or results of operations.

The FASB issued FSP APB-14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. Additionally, this FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is not permitted. The Company is currently evaluating the impact of this Statement on its financial statements.

The FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP FAS 142-3 is not expected to have a material effect on the Company’s financial position or results of operations.

The FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This FSP states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company is currently evaluating the impact of this Statement on its financial statements.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

4.	Summary of Significant Accounting Policies (Cont’d)

EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock was ratified by the FASB. This EITF addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 07-5 is not expected to have a material effect on the Company’s financial position or results of operations.

EITF 08-3, Accounting by Lessees for Nonrefundable Maintenance Deposits was ratified by the FASB. This EITF prescribes the accounting for all nonrefundable maintenance deposits. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 08-3 is not expected to have a material effect on the Company’s financial position or results of operations.

The EITF issued EITF 08-6, “Equity Method Investment Accounting Considerations”. This EITF considers whether all of the provisions of Statement 141(R) and Statement 160 should be applied when accounting for an equity method investment. This EITF is effective on a prospective basis in fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

The EITF issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That Is Based on the Stock of an Entity's Consolidated Subsidiary”. This Issue addresses the determination of whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary, is indexed to the reporting entity's own stock and therefore should not be precluded from qualifying for the first part of the scope exception in paragraph 11(a) of Statement 133 or being within the scope of Issue 00-19. This EITF is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

5.	Adoption of New Accounting Standards

Fair Value Measurements

SFAS No.157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted SFAS No.157 for financial assets and liabilities in the first quarter of fiscal 2008 with no material impact to the consolidated financial statements. The Company is currently evaluating the potential impact of the application of SFAS No.157 on the non-financial assets and liabilities found on its consolidated financial statements.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

5.	Adoption of New Accounting Standards (Cont’d)

SFAS No. 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS No. 157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.
Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3: Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There are no assets or liabilities measured at fair value as at December 31, 2008.

Fair Value of Financial Instruments

The table below presents the carrying value and fair value of Company’s financial instruments. The disclosure excludes leases.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the investment tax credits receivable and the convertible notes approximate fair value because of the relatively short period of time between their origination and expected realization. The loan payable, shareholder is presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21 “Interest on Receivables and Payables”.

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

5.	Adoption of New Accounting Standards (Cont’d)

		December 31, 2008		December 31, 2007
		Carrying	Estimated	Carrying	Estimated
	Level	Value	Fair Value	Value	Fair Value

Financial assets
Cash and cash equivalents	Level 1	$555,999	$555,999	$330,967	$330,967
Restricted cash	Level 1	277,220	277,220	-	-
Investment tax credits receivable	Level 1	269,156	269,156	243,006	243,006
Financial liabilities
Loan payable, shareholder	Level 2	82,357	82,357	101,193	101,193
Convertible notes, excluding unamortized discounts	Level 3	1,230,241	1,099,280	417,634	417,634

6.	Collaborative Agreements

On April 7, 2008, the Company ratified with Cary Pharmaceutical, a pharmaceutical development company, an Agreement to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology. Under the terms of the agreement, IntelGenx will provide funding and development support for the product and will be entitled to profit sharing. The Company accounts for this transaction as a collaborative agreement as defined as EITF 07-1 “Accounting for Collaborative agreements”. Per the Agreement, $2,000,000 of the Company’s cash and cash equivalents was initially restricted for the funding of this venture. This cash was taken from the proceeds of the private placement of March 27, 2008.

In accordance with the project plan, as of December 31, 2008, the Company has expensed approximately $1,832,470 on the project of which $1,722,780 had been disbursed, resulting in a restricted cash balance of $277,220 and amounts payable of $109,690. Included within these disbursements is approximately $222,236 paid to Cary Pharmaceutical in respect of management fees. All expenses incurred with respect to the collaborative agreement were expensed in the statement of operations and were classified as research and development expenses and professional fees.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

7.	Property and Equipment

			2008	2007
		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Amount	Amount

Laboratory and office equipment	$237,551	$109,438	$128,113	$185,073
Computer equipment	24,337	12,783	11,554	16,085
Leasehold improvements	51,263	33,774	17,489	34,086
	$313,151	$155,995	$157,156	$235,244

8.	Accounts Payable and Accrued Liabilities

Included in accounts payable and accrued liabilities is approximately $13,390 (2007 - $71,651) payable to shareholders, who are also officers of the Company.

9.	Loan Payable, Shareholder

The loan payable, shareholder, who is also an officer of the Company, is unsecured, bears interest at 6% per annum and is not repayable prior to January 1, 2010. Interest incurred during the year amounted to approximately $5,614 (2007 - $5,636) which is measured at the exchange amount.

10.	Convertible Notes

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000. The convertible notes bear interest at the rate of 8% per annum and are repayable on September 22, 2009. Interest is payable quarterly and payments commenced on July 1, 2007. The notes are convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

On May 22, 2007, the Company paid approximately $229,323 in cash consideration and issued warrants with a fair value of $82,993 in consideration for transaction costs. These transaction costs were allocated between the convertible debt and the warrants based on their relative fair value.

The Company may, at its option, elect to pay the interest by the issuance of common shares. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 85% of the average market price of the Company's common shares for the 20 trading days immediately prior to the interest payment date assuming the average market price is equal or greater than $0.70 as adjusted for reverse and forward share splits, recapitalizations and the like that occur after the date of the Securities Purchase Agreements.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

10.	Convertible Notes (Cont’d)

In accordance with EITF Issue 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $490,093 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible notes. In addition, in accordance with EITF Issue 00-27 "Application of Issue No.98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair value. Accordingly, the Company recognized the fair value of the detachable warrants of $490,093 as additional paid-in capital and an equivalent discount against the convertible notes. The difference between the face amount of the convertible notes and their carrying value is amortized over the life of the convertible notes. The Black-Scholes Model was used to calculate the fair value of the warrants.

The underlying assumptions included in the Black-Scholes Model were as follows:

Expected volatility	64%
Contractual life	5 years
Risk-free interest rate	4.39%
Dividend yield	Nil

Substantially all of the assets of the Company have been pledged as security of the convertible notes. In the year ended December 31, 2008, $103,820 of interest was paid (2007 - $66,180), and $465,918 of interest has been accreted (2007 - $195,317). During the year, $165,000 (2007 - $104,759) of convertible notes were exchanged for 235,714 (2007 - 149,657) shares of common stock.

11.	Commitments

The Company has entered into an agreement to lease premises up to August 2009. The future minimum lease payments until expiry of the existing lease period are approximately $8,119. The total rental expense in 2008 was $14,800.

On May 29, 2008, the Company signed a new agreement with Auctus Capital for investor relation services. As part of the terms of this agreement, the Company is required to pay CDN $6,000 (US- $4,926) a month to Auctus Capital for a period of one year.

In the fourth quarter of 2008 the Company paid a deposit totaling $22,681 to Cushman & Wakefield Lepage to be held “in trust” in respect of a right to lease alternative, local, premises. Under the terms of the agreement the Company will forfeit the deposit if the Company fails to sign a lease agreement.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

12.	Capital Stock

	2008	2007
Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
20,850,002 (December 31, 2007 - 16,157,146) common shares	$209	$162

On April 10, 2007, the Board of Directors of the Corporation approved an amendment, subject to shareholder approval, to the Corporation's Certificate of Incorporation, to increase the number of authorized common shares from 20,000,000 to 100,000,000 and to authorize the creation of 20,000,000 shares of "blank check" preferred shares. On April 10, 2007, the majority stockholder of the Corporation approved the same resolution as the Board of Directors.

On March 27, 2008, as part of a private placement, the Company issued 4,001,000 units for gross proceeds of $2,800,700. Each unit consists of one common share of the Company and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $1.02 per common share and expires 24 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $2,127,960 excluding transaction costs. (See note 13 for the portion allocated to the warrants.)

The Company paid an agent a cash commission in the amount of $196,000, which is equal to 7% of the gross proceeds of the offering and issued an agent option entitling the agent to acquire 320,080 units (consisting of one common share and one common share purchase warrant) at $0.70 per unit, which expire 24 months after the date of issuance. Each common share purchase warrant included in the unit entitles the holder to purchase one common share at an exercise price of $1.02 per common share and expires 24 months after the date of issuance of the unit.

In addition, the Company paid approximately $256,000 in cash consideration for other transaction costs. All the above transaction costs have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

Pursuant to the terms of the private placement, the Company was obliged to use its best efforts to (i) have the common shares listed on the TSX Venture Exchange, and (ii) prepare and file with, and have declared effective, by the U.S. Securities and Exchange Commission, a resale registration statement in respect of the common shares and the warrants issued to subscribers as well as those issuable upon exercise of the agents warrants, all prior to 4 months after March 27, 2008. All of these provisions were satisfied within the required time limits during the second quarter of 2008.

On April 22, 2008, 100,000 warrants were exercised for 100,000 common shares having a par value of $1 for cash consideration of $41,000, resulting in an increase in additional paid-in capital of $40,999.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

12.	Capital Stock (Cont’d)

On April 22, 2008, the Company entered into agreements to amend the anti-dilution terms of the convertible notes. As consideration for entering into this amendment, the Company agreed to issue to the holders of the convertible notes an aggregate of 159,456 fully paid common shares having a par value of $2 in aggregate, resulting in an increase in additional paid-in capital of $111,617.

In the year ended December 31, 2008, 191,500 stock options were exercised for 191,500 common shares having a par value of $2 in aggregate, for cash consideration of $88,665, resulting in an increase in additional paid-in capital of $88,663.

13.	Additional Paid-In Capital

Stock Options

In November 2006, the Company adopted the 2006 Stock Incentive Plan ("Plan") for the purpose of issuing both Incentive Options and Nonqualified Options to officers, employees, directors and eligible consultants of the Company. A total of 1,600,749 shares of common stock were reserved for issuance under this plan. Options may be granted under the Plan on terms and at prices as determined by the Board of Directors except that the options cannot be granted at less than 100%, of the fair market value of the common stock on the date of the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. All options granted to individuals other than non- employee directors will have a total vesting period of 24 months from the date of grant, with one quarter of the total options granted vesting and becoming exercisable every six months. Options granted to non-employees will vest and become 100% fully exercisable immediately upon grant.

On August 9, 2007, the Company granted 257,500 stock options to employees and directors to purchase common shares. The stock options are exercisable at $1.15 per share and have a term of 10 years with vesting provisions ranging from immediate to vesting in equal increments over two years.

The fair values of all options granted during 2007 were estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

2007

Expected option life	5.00 - 5.75 years
Volatility	71%
Risk-free interest rate	4.58%
Dividend yield	Nil

The weighted average grant-date fair values for stock options granted during 2007 were $0.74 per option, respectively.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Additional Paid-In Capital (Cont’d)

On March 27, 2008, IntelGenx Technologies Corp. issued 320,080 agent’s options exercisable into one common share and one stock purchase warrant per agent’s option. The exercise price of the option and the stock purchase warrant are $0.70 and $1.02 respectively and they expire on March 27, 2010. As at December 31, 2008, no agent’s options had been exercised. The agent’s options were issued as part of the transaction costs in connection with the private placement described in note 12. The agent’s options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $95,000, using the assumptions below:

Expected volatility	77%
Expected life	2 years
Risk-free interest rate	1.75%
Dividend yield	Nil

A modification was made to the 2006 Stock Option Plan. The life of the options was reduced from 10 years to 5 years to comply with the regulations of the TSX-V. Accordingly, because the grant-date fair value of the modified options was less than the fair value of the original options measured immediately before the modification, no incremental share-based compensation expense resulted from the modification.

On May 22, 2008, the Company granted 51,176 stock options to two non-employee directors to purchase common shares. The stock options are exercisable at $0.85 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21,329, using the following assumptions:

Expected volatility	76%
Expected life	2.5 years
Risk-free interest rate	2.70%
Dividend yield	Nil

On May 29, 2008, 400,000 stock options were granted to Auctus Capital as compensation for investor relation services. The option grant was subject to shareholder approval to increase the number of shares to be issued under the stock option plan, which was subsequently given at the Annual General Meeting, held on September 8, 2008. The exercise price of the options is $1. The options vest based upon a combination of the achievement of certain performance conditions and the passage of time. As of December 31, 2008, performance conditions have been met for the first 200,000 options tranche. The first tranche of the 200,000 stock options were accounted for at its fair value, as determined by the Black-Scholes valuation model, of $86,112, using the following assumptions:

Expected volatility	75%
Expected life	2.69 years
Risk-free interest rate	2.81%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Additional Paid-In Capital (Cont’d)

As a result of the May 29, 2008 grant, the Company recorded a compensation expense of $50,421 in the year ended December 31, 2008 for the first tranche of 200,000 options. As at December 31, 2008, the performance conditions for the second tranche of 200,000 stock options had not yet been achieved and as such no compensation expense has been recognized.

At the Annual General Meeting on September 8, 2008 the Shareholders of the Company approved to amend the 2006 Stock Option Plan to increase the number of shares available for issuance under the Plan from 1,600,749 to 2,074,000, or 10% of the Company’s issued and outstanding shares as of July 28, 2008.

On September 8, 2008, the Company granted 75,000 stock options to a non-employee director to purchase common shares. The stock options are exercisable at $0.85 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $30,398, using the following assumptions:

Expected volatility	78%
Expected life	2.5 years
Risk-free interest rate	2.40%
Dividend yield	Nil

On September 8, 2008, the Company granted 100,000 stock options to an officer to purchase common shares. The stock options are exercisable at $0.85 per share, have a term of 5 years and vest in equal increments over two years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $39,735, using the following assumptions:

Expected volatility	76%
Expected life	3.1 years
Risk-free interest rate	2.49%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Additional Paid-In Capital (Cont’d)

Information with respect to stock option activity for 2007 and 2008 is as follows:

		Weighted Average
	Number of Options	Exercise Price
		$
Outstanding – January 1, 2007	1,119,000	0.41
Granted	257,500	1.15
Forfeited	-	-
Expired	-	-
Exercised	-	-
Outstanding – December 31, 2007	1,376,500	0.55
Granted	626,176	0.95
Forfeited	(50, 000)	(0.97)
Expired	(62,500)	(1.15)
Exercised	(191,500)	(0.46)
Outstanding – December 31, 2008	1,698,676	1.01

Details of stock options outstanding as at December 31, 2008 are as follows:

	Outstanding Options				Exercisable Options

			Weighted			Weighted
		Weighted Average	Average	Aggregate		Average	Aggregate
Exercise	Number of	Remaining	Exercise	Intrinsic	Number of	Exercise	Intrinsic
Prices	Options	Contractual Life	Price	Value	Options	Price	Value
$		(years)	$	$		$	$

0.41	800,000	2.88	0.41		800,000	0.41
0.70-0.85	341,176	3.98	0.80		241,176	0.78
1.00-1.15	557,500	4.18	1.05		236,667	1.08

	1,698,676	3.51	1.01	152,000	1,277,843	0.60	152,000

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Additional Paid-In Capital (Cont’d)

Stock-based compensation expense recognized in 2008 in regards to the stock options was $161,035 (2007 - $202,607). As of December 31, 2008, total unrecognized compensation expense related to unvested stock options was $83,177. This amount is expected to be recognized as expense over a period of two years. A change in control of the Company due to acquisition would cause the vesting of these stock options to accelerate and would result in this amount being charged to stock-based compensation expense.

Warrants

On May 22, 2007, IntelGenx Technologies Corp. issued 214,286 stock purchase warrants exercisable into common shares at $0.70 per share which expire on May 22, 2011. The Stock purchase warrants were issued as part of the transaction costs in connection with the convertible notes described in note 10. The stock purchase warrants were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $82,993, using the following assumptions:

Expected volatility	64%
Expected life	4 years
Risk-free interest rate	4.39%
Dividend yield	Nil

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors as described in note 10. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

On March 19, 2008, the Company restated the exercise price of the warrants initially issued with respect to the convertible notes transaction on May 22, 2007 from $1.02 to $0.80. This modification was treated as an exchange of the original warrant for a new warrant in accordance to FAS 123 (R) "Share-based payments". This resulted in an increase in fair value of the warrants of $92,571. This increase was recorded as an additional compensation expense and a corresponding increase in additional paid-up capital.

On March 27, 2008, the Company issued 4,001,000 stock purchase warrants exercisable into common shares at $1.02 per share which expire on March 27, 2010. The stock purchase warrants were issued in connection with the private placement described in note 12. The stock purchase warrants were valued at $672,740, before transaction costs, based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

13.	Additional Paid-In Capital (Cont’d)

Expected volatility	77%
Expected life	2 years
Risk-free interest rate	1.75%
Dividend yield	Nil

As at March 31, 2008, 5,186 shares of common stock were issued as a result of the cashless exercise of 10,638 warrants with an exercise price of $0.41 and a fair value of $0.80. These warrants were initially granted for services rendered pursuant to the share exchange transaction of April 28, 2006. The remaining 180,053 warrants that were granted in 2006 expired on April 28, 2008 and November 13, 2008.

On April 22, 2008, $100,000 warrants were exercised for 100,000 common shares having a par value of $1 for cash consideration of $41,000, resulting in an increase in additional paid-in capital of $40,999.

As at December 31, 2008, no additional stock purchase warrants had been exercised.

Information with respect to warrant activity for 2007 and 2008 is as follows:

		Weighted
	Number of	Average
	Warrants	Exercise Price
		$

Outstanding – January 1, 2007	190,69	0.4

Attached to convertible notes (note 10)	2,142,857	1.02
Issued as part of transaction costs	214,286	0.70

Outstanding – December 31, 2007	2,547,834	0.97

Attached to private placement	4,001,000	1.02
Issued to agent	320,080	1.02
Re-pricing - Cancellation of original warrants	(2,142,857)	(1.02)
Re-Issue of Warrants	2,142,857	0.80)
Expired	(80,053)	(0.4)
Exercised	(110,638)	(0.4)

Outstanding - December 31, 2008	6,678,223	0.95

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

14.	Income Taxes

Income taxes reported differ from the amount computed by applying the statutory rates to losses. The reasons are as follows:

	2008	2007
Statutory income taxes	$(944,000)	$(352,000)
Net operating losses for which no tax benefits have been recorded	567,000	140,000
Excess of amortization over capital cost allowance	17,000	14,000
Non-deductible expenses	185,000	147,000
Undeducted research and development expenses	441,000	143,000
Tax deductible portion of transaction costs	(37,000)	(36,000)
Investment tax credit	(181,000)	(56,000)
Unrealized foreign exchange gain	(48,000)	-
Amortization of convertible debt discount	(152,000)	(64,000)
	$(152,000)	$(64,000)

The major components of the deferred tax assets classified by the source of temporary differences are as follows:

	2008	2007
Property and equipment	$(12,000)	$(15,000)
Net operating losses carryforward	838,000	264,000
Undeducted research and development expenses	518,000	206,000
Non-refundable tax credits carryforward	237,000	23,000
Transaction costs to be deducted in future years	73,000	108,000
	1,654,000	586,000
Valuation allowance	(1,654,000)	(586,000)
	$-	$-

There were Canadian and provincial net operating losses of approximately $2,585,000 (2007 - $794,000) and $2,702,000 (2007 - $908,000) respectively, that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. A portion of the net operating losses may expire before they can be utilized.

As at December 31, 2008, the Company had non-refundable tax credits of $237,000 (2007 -$24,000) of which 24,000 is expiring in 2017 and 213,000 is expiring in 2018 and undeducted research and development expenses of $1,548,000 (2007 - $670,000) with no expiration date.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

14.	Income Taxes (Cont’d)

Due to the reorganization of the Company, there were $549,000 of transaction costs of which $115,000 was deductible in the current year (2007- $113,000). The remaining transaction costs are deductible for income tax purposes in equal amounts over the next three years.

The deferred tax benefit of these items was not recognized in the accounts.

Deferred Income Taxes

The balance of deferred income taxes as at December 31, 2008 represents the tax effect of the convertible debt arising from the difference between the convertible debt’s basis for accounting purposes and that for income tax purposes and it has been charged to additional paid-in capital. As the convertible debt is repaid, the deferred tax liability will be charged to expenses.

Unrecognized Tax Benefits

On January 1, 2007, the Company adopted the provisions for FIN 48, which is an interpretation of SFAS No. 109. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. Prior to January 1, 2007 and the implementation of FIN 48, the Company recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS No. 5, Accounting for Contingencies.

The adoption of FIN 48 has not had a material effect on our financial position or results of operations for the years 2007 and 2008.

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

Additionally, FIN 48 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

The Company’s policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

The interest and penalties as of December 31, 2008 and for the years ended December 31, 2008 and 2007 were $Nil.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

14.	Income Taxes (Cont’d)

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business. For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of December 31, 2008:

Tax Jurisdictions	Tax Years
Federal - Canada	2004 and onward
Provincial - Quebec	2004 and onward

15.	Statement of Cash Flows Information

	2008	2007
Accounts receivable	$110,413	$(292,253)
Prepaid expenses	(21,493)	49,471
Investment tax credits receivable	(15,122)	(200,774)
Accounts payable and accrued liabilities	264,176	131,491
Changes in non-cash operating elements of working capital	$337,974	$(312,065)
Additional Cash Flow Information:
Interest paid	$189,885	$81,194

16.	Related Party Transactions

In December 2007, the Company purchased $60,000 in laboratory equipment from a shareholder who is also an officer. The Company has had the use of the equipment since 2005.

Included in professional fees are $Nil (2007 - $18,104) paid to a non-employee director of the Company.

During the year, the Company incurred expenses of approximately $18,882 (2007 - $18,606) for laboratory equipment leased from a shareholder, who is also an officer of the Company, and $5,614 (2007 - $5,636) for interest on the loan payable, shareholder.

Included in management salaries are $20,156 (2007 - $10,609) for options granted to the Chief Financial Officer under the 2006 Stock Option Plan and $51,727 for options granted to non employee directors in May and September of 2008.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(Expressed in U.S. Funds)

16.	Related Party Transactions

Also included in management salaries are $40,572 (2007 - $Nil) cash compensation in form of a retainer for two non employee directors.

Included in accounts payable and accrued liabilities is approximately $13,390 (2007 - $71,029) payable to shareholders, who are also officers of the Company and a cash retainer of $17,857(2007- $Nil) payable to a director.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

17.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

IntelGenx Technologies Corp.

Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

Contents
Balance Sheet	2
Statement of Shareholders' Equity (Deficiency)	3
Statement of Operations and Comprehensive Loss	4
Statement of Cash Flows	5
Notes to Financial Statements	6 - 13

IntelGenx Technologies Corp.

Consolidated Balance Sheet
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current
Cash and cash equivalents	$305.6	$556.0
Restricted cash (note 4)	28.7	277.2
Accounts receivable	389.5	317.1
Prepaid expenses	48.3	44.9
Investment tax credits receivable	295.6	269.2
	1,067.7	1,464.4
Property and Equipment	144.0	157.2
	$1,211.7	$1,621.5
Liabilities
Current
Accounts payable and accrued liabilities	581.8	525.8
Convertible notes, less unamortized discount of $370.6 thousands (note 5)	859.6	714.5
Deferred income tax liability	88.4	127.4
	1,529.8	1,367.7
Loan Payable, Shareholder	79.5	82.4
Shareholders' Equity (Deficiency)
Capital Stock (note 6)	0.2	0.2
Additional Paid-in-Capital	5,113.8	5,080.8
Accumulated Other Comprehensive Income	(193.7)	(184.4)
Accumulated Deficit	(5,317.9)	(4,725.0)
	(397.6)	171.6
	$1,211.7	$1,621.5

See accompanying notes

Approved on Behalf of the Board:

/s/Bernard Boudreau             Director

/s/ Horst G. Zerbe                   Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity (Deficiency)
For the Period Ended March 31, 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive		Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity
Balance - December 31, 2008	20,852,002	$0.2	$5,080.8	$(184.4)	$(4,725.0)	$171.6
Foreign currency translation adjustment	-	-	-	(9.3)	-	(9.3)
Stock-based compensation (note 7)	-	-	33.0	-	-	33.0
Net loss for the period	-	-	-	-	(592.9)	(592.9)
Balance – March 31, 2009	20,850,002	$0.2	$5,113.8	$(193.7)	$(5,317.9)	$(397.6)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Operations and Comprehensive Loss
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period
	Ended March 31,
	2009	2008
Revenue	$201.0	$145.0
Interest	-	13.1
	201.0	158.1
Expenses
Research and development	435.0	337.6
Research and development tax credits	(35.8)	(44.8)
Management salaries	104.8	107.5
General and administrative	39.9	48.2
Professional fees	84.6	118.4
Depreciation	9.5	13.6
Foreign exchange	24.7	(51.5)
Interest and financing fees	170.2	127.9
	832.9	656.9
Loss Before Income Taxes	(631.9)	(498.8)
Income taxes (note 8)	(39.0)	(35.4)
Net Loss	(592.9)	(463.4)
Other Comprehensive Loss
Foreign currency translation adjustment	(9.3)	(53.1)
Comprehensive Loss	$(602.2)	$(516.5)
Basic Weighted Average Number of Shares Outstanding	20,850,002	16,123,812
Basic and Diluted Loss Per Common Share (note 10)	$(0.03)	$(0.03)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period
	Ended March 31,
	2009	2008

Funds Provided (Used) -
Operating Activities
Net loss	$(592.9)	$(463.4)
Depreciation	9.5	13.6
Investor relations services	21.6	-
Stock-based compensation	11.4	16.6
Interest accretion	145.1	97.4
Deferred income tax	(39.0)	(35.4)
	(444.3)	(371.2)
Changes in non-cash operating elements of working capital	(44.3)	651.9
	(488.6)	280.7
Financing Activities
Issue of capital stock	-	2,800.7
Transaction costs	-	(451.6)
	-	2,349.1
Investing Activities
Additions to property and equipment	(1.8)	(4.4)
Restricted cash (note 4)	248.5	-
	246.7	(4.4)
Increase (Decrease) in Cash and Cash Equivalent	(241.9)	2,625.4
Effect of Foreign Exchange on Cash and Cash Equivalents	(8.5)	(77.2)
Cash and Cash Equivalents
Beginning of Period	556.0	331.0
End of Period	$305.6	$2,879.2

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

These financial statements should be read in conjunction with the audited financial statements at December 31, 2008. Operating results for the quarter ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $5,317,978 (at December 31, 2008 - $4,725,045). To date, these losses have been financed principally through capital stock, long-term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attain profitable operations.

The Company's strategy is to continue to focus on the development of novel oral immediate release and controlled release products for the branded and generic pharmaceutical markets. The Company will continue to develop novel, orally administered drug delivery products based upon its proprietary oral drug delivery technologies and will continue to position itself as a provider of product development services for the pharmaceutical industry.

To date revenues consisted primarily of research and development fee revenues and have not been sufficient to sustain operations. However, the Company expects to generate revenues from sales and manufacturing royalties in future years following successful development and commercialization of products within its current pipeline.

The first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008. Royalty revenue totaling approximately $42,915 was received by the Company in the first quarter of 2009 with respect to commercial activities which took place in November and December 2008.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

2.	Going Concern (Cont’d)

Management anticipates generating additional royalty revenue from this product in fiscal 2009. In addition, management is actively pursuing marketing opportunities for the product outside of the USA.

The Company currently has a pipeline of 11 products under development. Of the products under development, CPI- 300, an oral antidepressant formulated using the Company’s proprietary controlled release technology, is the most advanced. A New Drug Application (“NDA”) (505(b)(2) for this product was filed with the FDA on April 3, 2009.

Nonetheless, in order to achieve profitability, revenue streams will have to increase significantly from current levels and there is no assurance that revenues can increase to such a level.

On May 22, 2007, the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000, of which $1,230,241 remained outstanding at March 31, 2009. The notes are repayable on September 22, 2009. The notes are convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share.

We are seeking additional funding through additional equity and/or debt financings. However, there can be no assurance that any additional financing will become available to us, and if available, on terms acceptable to us. Any financing, if available, may involve restrictive covenants that impact our ability to conduct our business and raise additional funds. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations, including the development and/or commercialization of one or more of our product candidates. The Company may also receive funds through the exercise of outstanding stock options and warrants in addition to funds that may be generated from pre-commercialization payments. There can be no assurance that such proceeds, if any, will be material.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Adoption of New Accounting Standards

Fair Value Measurements

SFAS No.157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted SFAS No.157 for financial assets and liabilities in the first quarter of fiscal 2008 with no material impact to the consolidated financial statements. The Company adopted SFAS No.157 for non-financial assets and liabilities in the first quarter of fiscal 2009 with no material impact to the consolidated financial statements.

.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

3.	Adoption of New Accounting Standards (Cont’d)

SFAS No. 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS No. 157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There are no assets or liabilities measured at fair value as at March 31, 2009.

Fair Value of Financial Instruments

The table below presents the carrying value and fair value of Company’s financial instruments expressed in thousands of US$. The disclosure excludes leases.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the investment tax credits receivable and the convertible notes approximate fair value because of the relatively short period of time between their origination and expected realization. The loan payable, shareholder is presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21 “Interest on Receivables and Payables”.

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

3.	Adoption of New Accounting Standards (Cont’d)

US$ thousands		March 31, 2009		December 31, 2008
		Carrying	Estimated	Carrying	Estimated
	Level	Value	Fair Value	Value	Fair Value

Financial assets
Cash and cash equivalents	Level 1	$305.6	$305.6	$556.0	$556.0
Restricted cash	Level 1	28.7	28.7	277.2	277.2
Investment tax credits receivable	Level 1	295.6	295.6	269.2	269.2
Financial liabilities
Loan payable, shareholder	Level 2	79.5	79.5	82.4	82.4
Convertible notes, excluding unamortized discounts	Level 3	1,230.2	1,134.0	1,230.2	1,099.3

4.	Collaborative Agreements

On April 7, 2008, the Company ratified with Cary Pharmaceutical, a pharmaceutical development company, an Agreement to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology. Under the terms of the agreement, IntelGenx will provide funding and development support for the product and will be entitled to profit sharing. The Company accounts for this transaction as a collaborative agreement as defined in EITF 07-1 “Accounting for Collaborative agreements”. Per the Agreement, $2,000,000 of the Company’s cash and cash equivalents was initially restricted for the funding of this venture. This cash was taken from the proceeds of the private placement of March 27, 2008. Expenses exceeding the initial $2,000,000 are to be equally shared between the Company and Cary Pharmaceuticals.

As of March 31, 2009, the Company has expensed approximately $2,085,853 on the project of which $1,971,303 had been disbursed, resulting in a restricted cash balance of $28,697 and amounts payable of $114,550. Included within these disbursements is approximately $222,236 paid to Cary Pharmaceutical in respect of management fees. All expenses incurred with respect to the collaborative agreement were expensed in the statement of operations and were classified as research and development expenses and professional fees.

Development work for this product was completed in the fourth quarter of 2008 and a New Drug Application (“NDA”) (505(b)(2) was filed with the FDA on April 3, 2009.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

5.	Convertible Notes

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000. The convertible notes bear interest at the rate of 8% per annum and are repayable on September 22, 2009. Interest is payable quarterly and payments commenced on July 1, 2007. The notes are convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

On May 22, 2007, the Company paid approximately $229,323 in cash consideration and issued warrants with a fair value of $82,993 in consideration for transaction costs. These transaction costs were allocated between the convertible debt and the warrants based on their relative fair value.

The Company may, at its option, elect to pay the interest by the issuance of common shares. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 85% of the average market price of the Company's common shares for the 20 trading days immediately prior to the interest payment date assuming the average market price is equal or greater than $0.70 as adjusted for reverse and forward share splits, recapitalizations and the like that occur after the date of the Securities Purchase Agreements.

In accordance with EITF Issue 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $490,093 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible notes. In addition, in accordance with EITF Issue 00-27 "Application of Issue No.98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair value. Accordingly, the Company recognized the fair value of the detachable warrants of $490,093 as additional paid-in capital and an equivalent discount against the convertible notes. The difference between the face amount of the convertible notes and their carrying value is amortized over the life of the convertible notes. The Black-Scholes Model was used to calculate the fair value of the warrants.

The underlying assumptions included in the Black-Scholes Model were as follows:

Expected volatility	64%
Contractual life	5 years
Risk-free interest rate	4.39%
Dividend yield	Nil

Substantially all of the assets of the Company have been pledged as security of the convertible notes. In the three months ended March 31, 2009, $23,578 of interest was paid (2008 - $28,714), and $145,129 of interest has been accreted (2008 - $97,498). In the first quarter of 2009, no convertible notes were exchanged for shares of common stock (2008 - Nil).

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

6.	Capital Stock

Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
20,850,002 common shares	$209

During the three months ended March 31, 2009 the Company had no transactions affecting capital stock.

7.	Additional Paid-In Capital

Stock Options

No stock options were granted and no stock options were exercised during the first quarter of 2009.

Compensation expenses for stock-based compensation of $32,951 and $16,560 were recorded during the three months ended March 31, 2009 and 2008 respectively. Of the amount expensed in 2009, $21,609 (2008 - $Nil) relates to stock options granted to Auctus Capital as compensation for investor relation services and $11,342 (2008 - $16,560) relates to stock options granted to employees. The amount expensed in 2008 relates to stock options granted to employees. As at March 31, 2009, the Company has $51,039 (2008 - $79,894) of unrecognized stock-based compensation.

Warrants

As of March 31, 2009, the Company had 6,678,223, warrants outstanding at an average exercise price of $0.95 per warrant for one share each of the Company’s ordinary shares. The warrants will expire at various dates, with 4,321,080 expiring in 2010 and 2,357,143 expiring in 2012.

No warrants were exercised during the three months ended March 31, 2009. As at March 31, 2008, 5,186 shares of common stock were issued as a result of the cashless exercise of 10,638 warrants with an exercise price of $0.41 and a fair value of $0.80.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

7.	Additional Paid-In Capital (Cont’d)

	Number of	Weighted average
	warrants	exercise price
$
Outstanding warrants at January 1, 2009	6,678,2	0.95
Warrants granted		-
Exercised		-
Expired		-
Outstanding warrants at March 31, 2009	6,678,2	0.95

8.	Income Taxes

Deferred Income Taxes

The balance of deferred income taxes as at March 31, 2009 represents the tax effect of the convertible debt arising from the difference between the convertible debt’s basis for accounting purposes and that for income tax purposes and it has been charged to additional paid-in capital. As the convertible debt is repaid, the deferred tax liability will be charged to expenses.

9.	Related Party Transactions

During the three month period ended March 31, 2009, the Company incurred expenses of approximately $4,030 (2008 - $5,044) for laboratory equipment leased from a shareholder, who is also an officer of the Company, and $1,241 (2008 - $1,545) for interest on the loan payable, shareholder.

Included in management salaries are $4,967 (2008 - $6,365) for options granted to the Chief Financial Officer under the 2006 Stock Option.

Included in accounts payable and accrued liabilities is approximately $18,378 (2008 - $76,000) payable to shareholders, who are also officers of the Company and a cash retainer of $17,243 (2008- $Nil) payable to a director.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2009
(Expressed in U.S. Funds)
(Unaudited)

10.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

IntelGenx Technologies Corp.

Consolidated Interim Financial Statements
June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

Contents
Balance Sheet	2
Statement of Shareholders' Equity (Deficiency)	3
Statement of Operations and Comprehensive Loss	4
Statement of Cash Flows	5
Notes to Financial Statements	6 - 13

IntelGenx Technologies Corp.

Consolidated Balance Sheet
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current
Cash and cash equivalents	$94.8	$556.0
Restricted cash (note 4)	10.4	277.2
Accounts receivable	541.3	317.1
Prepaid expenses	49.8	44.9
Investment tax credits receivable	359.3	269.2
	1,055.6	1,464.4
Property and Equipment	146.8	157.2
	$1,202.4	$1,621.5
Liabilities
Current
Accounts payable and accrued liabilities	515.2	525.8
Convertible notes, less unamortized discount of $190.6 (note 5)	1,039.6	714.5
Deferred income tax liability	43.2	127.4
	1,598.0	1,367.7
Loan Payable, Shareholder	86.2	82.4
Shareholders' Equity (Deficiency)
Capital Stock (note 6)	0.2	0.2
Additional Paid-in-Capital	5,161.8	5,080.8
Accumulated Other Comprehensive Income	(210.0)	(184.4)
Accumulated Deficit	(5,433.8)	(4,725.0)
	(481.8)	171.6
	$1,202.4	$1,621.5

See accompanying notes

Approved on Behalf of the Board:

/s/ Horst G. Zerbe   Director

/s/Bernard Boudreau   Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity (Deficiency)
For the Period Ended June 30, 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

				Accumulated
			Additional	Other		Total
	Capital Stock		Paid-In	Comprehensive		Shareholders'
	Number	Amount	Capital	Income (Loss)	Deficit	Equity/Deficiency
Balance - December 31, 2008	20,850,002	$0.2	$5,080.8	$(184.4)	$(4,725.0)	$171.6
Foreign currency translation adjustment	-	-	-	(25.6)	-	(25.6)
Stock-based compensation (note 7)	-	-	59.2	-	-	59.2
Options exercised (note 6)	31,071	-	21.8	-	-	21.8
Net loss for the period	-	-	-	-	(708.8)	(708.8)
Balance – June 30, 2009	20,881,073	$0.2	$5,161.8	$(210.0)	$(5,433.8)	$(481.8)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Operations and Comprehensive Loss
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Revenue	$499.4	$291.5	$700.4	$436.5
Interest	1.0	6.5	1.0	19.6
	500.4	298.0	701.4	456.1
Expenses
Research and development	317.9	628.2	752.9	965.9
Research and development tax credits	(39.0)	(44.6)	(74.8)	(89.4)
Management salaries	109.8	178.7	214.6	286.2
General and administrative	48.6	56.5	88.5	104.7
Professional fees	64.8	305.2	149.3	423.6
Depreciation	10.6	13.5	20.1	27.1
Foreign exchange	(58.7)	(23.3)	(33.7)	(74.8)
Interest and financing fees	207.4	388.7	377.5	516.6
	661.4	1,502.9	1,494.4	2,159.9
Loss Before Income Taxes	(161.0)	(1,204.9)	(793.0)	(1,703.8)
Income taxes (note 8)	(45.2)	(53.4)	(84.2)	(88.9)
Net Loss	(115.8)	(1,151.5)	(708.8)	(1,614.9)
Other Comprehensive Loss
Foreign currency translation adjustment	(16.3)	9.6	(25.6)	(43.3)
Comprehensive Loss	$(132.1)	$(1,141.9)	$(734.4)	$(1,658.2)
Basic Weighted Average Number of Shares Outstanding	20,867,074	20,502,837	20,858,585	18,329,991
Basic and Diluted Loss Per Common Share (note 10)	$(0.01)	$(0.06)	$(0.04)	$(0.09)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. Dollars ($’000) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period		For the Six-Month Period
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Funds Provided (Used) -
Operating Activities
Net loss	$(115.8)	$(1,151.5)	$(708.8)	$(1,614.9)
Depreciation	10.6	13.5	20.1	27.1
Investor relations services	14.4	-	36.0	-
Stock-based compensation	11.9	45.0	23.2	61.5
Modification of warrant terms	-	92.6	-	92.6
Interest accretion	180.0	155.3	325.1	252.8
Deferred income tax	(45.2)	(53.5)	(84.1)	(88.9)
Issue of capital stock	-	111.6	-	111.6
	55.9	(787.0)	(388.5)	(1,158.2)
Changes in non-cash operating elements of working capital	(283.7)	(170.6)	(329.7)	481.3
	(227.8)	(957.6)	(718.2)	(676.9)
Financing Activities
Issue of capital stock	21.8	74.4	21.8	2,875.1
Transaction costs	-	-	-	(451.6)
	21.8	74.4	21.8	2,423.5
Investing Activities
Additions to property and equipment	(1.2)	(3.4)	(3.0)	(7.7)
Restricted cash (note 4)	18.3	(984.4)	266.8	(984.4)
	17.1	(987.8)	263.8	(992.1)
Increase (Decrease) in Cash and Cash Equivalent	(188.9)	(1,871.0)	(432.6)	754.5
Effect of Foreign Exchange on Cash and Cash Equivalents	(21.9)	35.2	(28.6)	(42.1)
Cash and Cash Equivalents
Beginning of Period	305.6	2,879.2	556.0	331.0
End of Period	$94.8	$1,043.4	$94.8	$1,043.4

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

These financial statements should be read in conjunction with the audited financial statements at December 31, 2008. Operating results for the three and six months ended June 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Management has performed an evaluation of the company’s activities through the date and time these financial statements were issued on August 13, 2009 and concluded that there are no additional significant events requiring recognition or disclosure.

2.	Adoption of New Accounting Standards

Fair Value Measurements

SFAS No.157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted SFAS No.157 for financial assets and liabilities in the first quarter of fiscal 2008 with no material impact to the consolidated financial statements. The Company adopted SFAS No.157 for non-financial assets and liabilities in the first quarter of fiscal 2009 with no material impact to the consolidated financial statements.

.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

2.	Adoption of New Accounting Standards (Cont’d)

SFAS No. 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS No. 157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There are no assets or liabilities measured at fair value as at June 30, 2009.

Fair Value of Financial Instruments

The table below presents the carrying value and fair value of Company’s financial instruments expressed in thousands of US$. The disclosure excludes leases.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the investment tax credits receivable and the convertible notes approximate fair value because of the relatively short period of time between their origination and expected realization. The loan payable, shareholder is presumed to have a fair value measured by the cash proceeds exchanged at issuance in accordance with APB-21 “Interest on Receivables and Payables”.

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

2.	Adoption of New Accounting Standards (Cont’d)

US$ thousands		June 30, 2009		December 31, 2008
		Carrying	Estimated	Carrying	Estimated
	Level	Value	Fair Value	Value	Fair Value

Financial assets
Cash and cash equivalents	Level 1	$94.8	$94.8	$556.0	$556.0
Restricted cash	Level 1	10.4	10.4	277.2	277.2
Accounts receivable	Level 1	541.3	541.3	317.1	317.1
Investment tax credits receivable	Level 1	359.3	359.3	269.2	269.2
Financial liabilities
Accounts payable and accrued liabilities	Level 1	515.2	515.2	525.8	525.8
Loan payable, shareholder	Level 2	86.2	86.2	82.4	82.4
Convertible notes, excluding unamortized discounts	Level 3	1,230.2	1,170.7	1,230.2	1,099.3

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. This FSP, amends FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments”, to require disclosures about the fair value of financial instruments in interim as well as in annual financial statements. This FSP also amends APB Opinion No. 28, “Interim Financial Reporting”, to require those disclosures in summarized financial information at interim reporting periods. Since this FSP at most requires additional disclosures, its adoption did not have a material impact on its consolidated financial statements.

Subsequent Events

FAS 165, "Subsequent Events", which established principles and requirements for subsequent events is effective for interim or annual reporting periods ending after June 15, 2009. The statement details the period after the balance sheet date during which the Company should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which the Company should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events. Since FAS 165 at most requires additional disclosures, the adoption of FAS 165 did not have a material impact on its consolidated financial statements.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

3.	Significant Accounting Policies

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued FAS 166, "Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140", which amends the derecognition guidance in FASB Statement No. 140 and eliminates the exemption from consolidation for qualifying special-purpose entities. This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The adoption of FAS 166 is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued FAS 167, "Amendments to FASB Interpretation No. 46(R)", which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). This statement is effective as of the beginning of the first fiscal year that begins after November 15, 2009. The adoption of FAS 167 is not expected to have a material effect on the Company’s financial position or results of operations.

On July 1, 2009, the FASB released the final version of its new Accounting Standards Codification (the “Codification”) as the single authoritative source for U.S. generally accepted accounting principle (“GAAP”). The Codification replaces all previous U.S. GAAP accounting standards as described in SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles FAS 168. While not intended to change U.S. GAAP, the Codification significantly changes the way in which the accounting literature is organized. It is structured by accounting topic to help accountants and auditors more quickly identify the guidance that applies to a specific accounting issue. The Company will apply the Codification to the first quarter fiscal 2010 interim financial statements. The adoption of the Codification will not have an effect on the Company’s financial position and results of operations. However, because the Codification completely replaces existing standards, it will affect the way U.S. GAAP is referenced by FactSet in its consolidated financial statements and accounting policies.

4.	Collaborative Agreements

On April 7, 2008, the Company ratified with Cary Pharmaceutical, a pharmaceutical development company, an Agreement to jointly develop and commercialize an oral antidepressant using IntelGenx’s proprietary oral delivery technology. Under the terms of the agreement, IntelGenx will provide funding and development support for the product and will be entitled to profit sharing. The Company accounts for this transaction as a collaborative agreement as defined in EITF 07-1 “Accounting for Collaborative agreements”. Per the Agreement, $2,000,000 of the Company’s cash and cash equivalents was initially restricted for the funding of this venture. This cash was taken from the proceeds of the private placement of March 27, 2008. Expenses exceeding the initial $2,000,000 are to be equally shared between the Company and Cary Pharmaceuticals.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

4.	Collaborative Agreements (cont’d)

As of June 30, 2009, the Company has expensed approximately $2,097,442 on the project of which $2,068,663 had been disbursed. Included within these disbursements is approximately $222,236 paid to Cary Pharmaceuticals in 2008 in respect of management fees. All expenses incurred with respect to the collaborative agreement were expensed in the statement of operations and were classified as research and development expenses and professional fees. In the six month period ended June 30, 2009 the Company received $39,842 from Cary Pharmaceuticals in respect of their share of disbursements exceeding the Company’s initial investment of $2,000,000.

Development work for this product was completed in the fourth quarter of 2008 and a New Drug Application (“NDA”) (505(b)(2) was filed with the FDA on April 3, 2009.

5.	Convertible Notes

On May 22, 2007 the Company entered into convertible note agreements with certain institutional and accredited investors for amounts totaling $1,500,000. The convertible notes bear interest at the rate of 8% per annum and are repayable on September 22, 2009. Interest is payable quarterly and payments commenced on July 1, 2007. The notes are convertible into common stock of the Company, at the option of the holders, at a rate of $0.70 per share. The Company also issued to the holders 2,142,857 stock purchase warrants exercisable at $1.02 per share before May 22, 2012.

On May 22, 2007, the Company paid approximately $229,323 in cash consideration and issued warrants with a fair value of $82,993 in consideration for transaction costs. These transaction costs were allocated between the convertible debt and the warrants based on their relative fair value.

The Company may, at its option, elect to pay the interest by the issuance of common shares. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 85% of the average market price of the Company's common shares for the 20 trading days immediately prior to the interest payment date assuming the average market price is equal or greater than $0.70 as adjusted for reverse and forward share splits, recapitalizations and the like that occur after the date of the Securities Purchase Agreements.

In accordance with EITF Issue 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $490,093 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible notes. In addition, in accordance with EITF Issue 00-27 "Application of Issue No.98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible notes and the detachable warrants based on their relative fair value. Accordingly, the Company recognized the fair value of the detachable warrants of $490,093 as additional paid-in capital and an equivalent discount against the convertible notes. The difference between the face amount of the convertible notes and their carrying value is amortized over the life of the convertible notes. The Black-Scholes Model was used to calculate the fair value of the warrants.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

5.	Convertible notes (cont’d)

The underlying assumptions included in the Black-Scholes Model were as follows:

Expected volatility	64%
Contractual life	5 years
Risk-free interest rate	4.39%
Dividend yield	Nil

Substantially all of the assets of the Company have been pledged as security of the convertible notes. In the six months ended June 30, 2009, $49,350 of interest was paid (2008 - $54,610), and $325,106 of interest has been accreted (2008 - $254,520). In the six month period ended of 2009, no convertible notes were exchanged for shares of common stock (2008 - $165,000).

6.	Capital Stock

Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
20,881,073 (December 31, 2008 - 20,850,002) common shares	$209

During the six month period ended June 30, 2009, 31,071 stock options were exercised for 31,071 common shares having a par value of $0 in aggregate, for cash consideration of $21,750, resulting in an increase in additional paid-in capital of $21,750.

7.	Additional Paid-In Capital

Stock Options

On March 11, 2009 the Company granted 25,000 stock options to an employee to purchase common shares. The stock options are exercisable at $0.31 per share and vest over 2 years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $4,448, using the following assumptions:

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

7.	Additional Paid-In Capital (cont’d)

Expected volatility	100%
Expected life	3.1 years
Risk-free interest rate	2.49%
Dividend yield	Nil

Compensation expenses for stock-based compensation of $59,235 and $61,520 were recorded during the six months ended June 30, 2009 and 2008 respectively. Of the amount expensed in 2009, $36,015 (2008 - $7,176) relates to stock options granted to Auctus Capital as compensation for investor relation services and $23,220 (2008 - $33,015) relates to stock options granted to employees. As at June 30, 2009, the Company has $29,193 (2008 - $141,021) of unrecognized stock-based compensation.

8.	Income Taxes

Deferred Income Taxes

The balance of deferred income taxes as at June 30, 2009 represents the tax effect of the convertible debt arising from the difference between the convertible debt’s basis for accounting purposes and that for income tax purposes and it has been charged to additional paid-in capital. As the convertible debt is repaid, the deferred tax liability will be charged to expenses.

9.	Related Party Transactions

During the six month period ended June 30, 2009, the Company incurred expenses of approximately $8,411 (2008 - $10,056) for laboratory equipment leased from a shareholder, who is also an officer of the Company, and $2,590 (2008 - $3,060) for interest on the loan payable, shareholder.

Included in management salaries are $9,934 (2008 - $13,070) for options granted to the Chief Financial Officer under the 2006 Stock Option Plan and $Nil (2008 - $20,891) for options granted to directors.

Included in accounts payable and accrued liabilities is approximately $25,281 (2008 - $7,590) payable to shareholders, who are also officers of the Company and cash retainer amounting to $Nil (2008 - $43,217) payable to a director.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements June 30, 2009
(Expressed in U.S. Funds)
(Unaudited)

10.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

11.	Subsequent Events

a) Offering of Special Warrants

On July 13, 2009 the Company closed a private placement offering of approximately 10.5 million special warrants (“Special Warrants”) at a price of CDN$0.40 (approximately US$0.36) per Special Warrant for net proceeds of approximately CDN$3.8 million (approximately US$3.5 million) (the “Offering”) net of agent cash compensation of approximately CDN$0.3 million (approximately US$0.3 million). Each Special Warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share of the Company (a “Unit Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share (“Warrant Share”) at a price of US$0.80 until July 13, 2012. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

In addition to the above the Company granted compensation options (“Compensation Options”) to the agents entitling them to purchase 838,080 common shares of the Company and issued 419,040 of common shares of the Company (“Broker Shares”) to the agents. Each Compensation Option entitles the holder thereof to purchase one common share (“Compensation Option Share”) at a price of US $0.80 until July 13, 2012.

b) Conversion of Convertible Notes

On July 16, 2009, $252,000 of convertible notes were exchanged for 700,000 shares of common stock. Certain convertible note holders took advantage of a one-time option that arose as a result of the aforementioned Special Warrant Offering to convert part of the convertible debt at CDN$0.40 (approximately US$0.36) per share as opposed to the convertible note agreement rate of $0.70 per share.

c) Offering of Units

On July 22, 2009, the Company completed an offering of 350,000 units (the "Units") at CDN$0.40 (approximately US$0.36) per Unit for gross proceeds of approximately CDN$140,000 (approximately US$121,000) ("the "Offering"), pursuant to the terms of subscription agreements with its investors (the "Subscription Agreements"). Each Unit consists of one common share of the Company and one common share purchase warrant (a "Warrant"). Each Warrant entitles the holder thereof to purchase one common share of the Company at an initial exercise price of US$0.80 per common share and expires on July 22, 2012.